UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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St. Jude Medical, Inc.

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Notice of 2012 Annual Meeting and

Proxy Statement

ST. JUDE MEDICAL, INC.

One St. Jude Medical Drive

St. Paul, Minnesota 55117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	8:30 a.m. central time Thursday, May 3, 2012

PLACE	Minnesota History Center 345 Kellogg Boulevard West St. Paul, Minnesota 55102

ITEMS OF BUSINESS	(1)	To elect two members to our Board of Directors, for terms ending in 2015.

	(2)	To approve amendments to the 2007 Employee Stock Purchase Plan.

	(3)	To approve amendments to our Articles of Incorporation and Bylaws to declassify our Board of Directors.

	(4)	To approve the compensation of our named executive officers.

	(5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

	(6)	To transact such other business as may properly come before the meeting.

RECORD DATE		Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 7, 2012 are entitled to notice of and to vote at the meeting.

PROXY VOTING

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on the different ways to vote your shares are found on the enclosed proxy form. You should vote by proxy even if you plan to attend the meeting. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Jason Zellers Vice President, General Counsel & Corporate Secretary

March 23, 2012

i

ST. JUDE MEDICAL, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED	APPENDIX A

PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS OF ST. JUDE MEDICAL, INC. TO DECLASSIFY THE BOARD OF DIRECTORS	APPENDIX B

St. Jude Medical, Inc.
One St. Jude Medical Drive
St. Paul, MN 55117

Proxy Statement for Annual Meeting of Shareholders to be held on May 3, 2012

GENERAL INFORMATION ABOUT THE MEETING

               We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc. (“St. Jude Medical,” the “Company,” “we” or “us”) of proxies to be voted at our 2012 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

               You are cordially invited to attend the annual meeting on May 3, 2012, beginning at 8:30 a.m. central time. The meeting will be held at the Minnesota History Center, 345 Kellogg Boulevard West, St. Paul, Minnesota. The location is accessible to handicapped persons.

               Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2011 Annual Report on-line. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive one.

               Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2012: This Proxy Statement and Our 2011 Annual Report are Available at www.proxyvote.com.

               We are first making available this proxy statement and the forms of proxy and voting instructions on or about March 23, 2012 to holders of our common stock on March 7, 2012, the record date for the meeting.

Proxies and Voting Procedures

               Your vote is important. Because many shareholders cannot attend the annual meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	Over the telephone by calling a toll-free number (if you received paper copies of our proxy materials)

•	Electronically, using the internet

•	By completing, signing and mailing the proxy card (if you received paper copies of our proxy materials)

          The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the Notice or on the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card to us before the meeting.

          If your shares are held in the name of a broker, bank or other nominee, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares and you must vote your shares in the manner prescribed by the broker, bank or other nominee. Your broker, bank or other nominee has provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares. If your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the broker, bank or other nominee to be able to vote at the meeting.

          You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. If your shares are held in the name of a broker, bank or other nominee, contact your broker, bank or other nominee regarding how to revoke your proxy and change your vote.

          All shares entitled to vote at the meeting and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return your proxy card or submit your proxy by telephone or internet and do not indicate how your shares should be voted on any particular matter, the shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on that matter, as set forth in this proxy statement.

          If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement was printed, the Company did not anticipate that any matters other than those set forth in the Notice of Annual Meeting of Shareholders would be raised at the meeting.

Shareholders Entitled to Vote

          Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the meeting, and there is no cumulative voting.

          On the record date, March 7, 2012, there were [______________] shares of common stock outstanding and, therefore, entitled to vote at the annual meeting.

Required Vote

          The presence, in person or by proxy, of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum at the meeting for the transaction of business.

          Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other nominees do not have discretionary authority to vote with respect to (i) the election of the Company’s Directors, (ii) the amendments to the 2007 Employee Stock Purchase Plan (the “Purchase Plan Amendments”), (iii) the amendments to our Articles of Incorporation and Bylaws to declassify our Board of Directors (the “Declassification Proposal”) and (iv) the advisory vote to approve the compensation of our named executive officers (the “Say on Pay Proposal”).

          In an uncontested election (where, as at the annual meeting, the number of Director nominees does not exceed the number of Directors to be elected), our Articles of Incorporation provide that a Director is elected if the number of votes cast “for” a Director exceeds the number of votes cast “against” the election of that Director. To address a holdover provision in Minnesota law that allows a Director who has not been re-elected to remain in office until a successor is identified, our Principles of Corporate Governance require that any Director nominee who receives a greater number of votes “against” his or her election than votes “for” such election must promptly offer to tender his or her resignation following certification of the shareholder vote. The Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release. Any Director who offers to tender his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

          At any meeting for which the number of Director nominees exceeds the number of Directors to be elected, our Articles of Incorporation provide that Directors are elected by a plurality of the votes present and entitled to vote on the election of Directors. This means that if shareholders are electing two Directors, the two Director nominees receiving the highest number of votes will be elected.

          The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the Purchase Plan Amendments and the Say on Pay Proposal and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012, provided that the total number of shares that voted in favor of each proposal constitutes more than 25% of our outstanding shares. The affirmative vote of at least 80% of the votes entitled to be cast by holders of all outstanding shares at the 2012 Annual Meeting of Shareholders is required to approve the Declassification Proposal.

          Abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the approval of such matter. Abstentions have no effect on the election of Directors and have the same effect as a vote “against” the other proposals. Broker “non-votes” on any matter will not be considered as present and entitled to vote for purposes of determining the approval of such matter.

Cost of Proxy Solicitation

          St. Jude Medical will pay the cost of soliciting proxies. We are soliciting proxies primarily by mail. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These persons will not receive any additional compensation for providing this service.

          In accordance with the regulations of the SEC and the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

GOVERNANCE OF THE COMPANY

Board Leadership Structure

          The Board of Directors of St. Jude Medical is responsible for overseeing the business, property and affairs of the Company. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its Committees.

          The Board is currently comprised of Mr. Daniel J. Starks, who has served as Chairman of the Board, President and Chief Executive Officer since 2004, and seven independent Directors. Mr. John W. Brown has served as Presiding Director since 2006. The Presiding Director plays an important role in the Board’s governance structure. The Presiding Director works closely with the Chairman and the other Directors, as appropriate, to set and approve the agenda for Board and Governance and Nominating Committee meetings, to ensure that there is an appropriate flow of information to the Board and to make sure that management properly and adequately addresses matters of interest to the Board. The Chairman conducts the actual Board meetings, and the Presiding Director organizes and presides over all executive sessions of the non-management, independent Directors. The other principal responsibilities of the Presiding Director include:

•	Counseling the Chairman on issues of interest or concern to the independent Directors;

•	Evaluating, along with the members of the Board, the Chairman’s performance and meeting with the Chairman to discuss the Board’s evaluation;

•

Advising the Chairman concerning the independent Directors’ views as to the quantity, quality and timeliness of the flow of information from management that is necessary for the independent Directors to effectively and responsibly perform their duties; and

•	Conducting an annual self-assessment to evaluate the effectiveness of the Board and individual Board members.

The Presiding Director also serves as Chairman of the Governance and Nominating Committee, the principal Board committee charged with responsibility for the Board’s governance structure. In this dual role, the Presiding Director facilitates the ability of non-management Directors to fulfill their responsibilities and provides a structure for communicating any concerns the non-management Directors may have directly to the Company’s executive management.

          The Board is comprised of qualified and experienced leaders with the ability to act independently in providing oversight to the Company. Of the seven independent Directors serving on the Board, three are currently serving or have served as chief executive officers of other companies. Of the four independent Directors who have not served as a chief executive officer of a company, one Director served as chief financial officer of a multi-billion dollar manufacturer of specialty medical technology products, one served as managing partner of a law firm, one served as chief marketing officer for one of the largest pharmaceutical companies in the world and one has held a number of leadership positions in two of the largest information technology companies in the world. Accordingly, we believe that all of our Directors have demonstrated seasoned leadership in large enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of the Directors, see “Director Qualifications” on page 7 of this proxy statement.

          The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time, including whether the Chairman role should be held by an independent Director or a senior executive who serves on the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces and are in the best position to evaluate the needs of the Company and how best to maximize the capabilities of the Directors and management to meet those needs.

          We believe that the Company, like many U.S. companies, is best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Mr. Starks is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day to day operations, Mr. Starks is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice. The appointment by the Board of an experienced independent Presiding Director with substantial responsibilities provides additional strength and balance to our Board leadership structure.

Board’s Role in Risk Oversight

          The Board takes an active role in risk oversight of the Company both as a full Board and through its Committees. Through detailed reviews, discussions and presentations by the heads of the Company’s various businesses, the Board reviews and advises with respect to the Company’s business strategies and financial plans, with attention and focus on the risks to achievement of these strategies and plans. Such risks include those inherent in the Company’s businesses as well as the risks from external sources such as competitors, the economy and credit markets, and regulatory and legislative developments. In addition, the heads of certain of the Company’s key functional areas (e.g., IT, Legal and Regulatory) regularly update the Board on risks in their areas.

          At least annually, management provides a report to the Board identifying the principal risks facing the Company and its subsidiaries. This report is intended to assist the Board in its evaluation of the Company’s risk management practices and to promote a culture that actively identifies and manages risk. More in-depth information and discussion of particular risk areas may be provided upon request of the Board.

          Each year management also conducts an assessment of financial risks to the Company and reports its findings to the Audit Committee, which in turn provides a summary to the full Board. The financial risk assessment process is facilitated by St. Jude Medical’s internal audit team. Members of the internal audit team interview key department and functional leaders from a global cross-section of the Company to identify and evaluate financial risks and the steps being taken to mitigate the risks. Identified risks are prioritized based on the potential exposure to the business, measured as a function of the severity and speed of impact and likelihood of occurrence. At least annually, there is also an evaluation of management’s preparedness to respond to the risks if realized. The risk profiles and current and future mitigating actions are discussed and refined during subsequent discussions with senior management. A summary of the results of the financial risk assessment process and risk mitigation activities is presented to the Audit Committee, provided to the full Board and discussed by the Board.

          The Audit Committee meets regularly with Company management with regard to the Company’s financial risk management processes, controls and capabilities and with the Company’s Chief Internal Auditor with regard to significant control matters. The Audit Committee also oversees and reviews with management the liquidity of the Company and its subsidiaries, the Company’s funding needs and other finance matters. In addition, the Audit Committee reviews the Company’s procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters.

          The Compensation Committee oversees the Company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s executive compensation policies and practices. For a discussion of the Compensation Committee’s assessment of the risks arising from the Company’s executive compensation practices and policies, see “Compensation Risk Analysis” on page 37.

          The Governance and Nominating Committee has oversight of corporate governance, including establishing practices and procedures that promote good governance and thus mitigate governance risk, and is also responsible for reviewing the performance of the Board, its Committees and their members.

Meeting Attendance and Executive Sessions

          During 2011, the Board held five meetings. Each Director attended at least 75% of all meetings of the Board and of the Committees on which the Director served.

          The independent members of the Board also meet at scheduled executive sessions at least twice each year. These sessions are chaired by the Presiding Director, who is the Chairman of the Governance and Nominating Committee.

Principles of Corporate Governance

          The Company’s Principles of Corporate Governance are available on the Company’s website at www.sjm.com.

Code of Business Conduct

          The Company has adopted a Code of Business Conduct for its Board, principal executive officer, principal financial officer, principal accounting officer, corporate controller and all other employees. The Code of Business Conduct is available on the Company’s website at www.sjm.com.

Communications with Directors

          Any interested party wishing to communicate with one or more Directors may do so by sending a letter addressed to the Director or Directors at:

c/o Corporate Secretary
St. Jude Medical, Inc.
One St. Jude Medical Drive
St. Paul, MN 55117

All such correspondence will be forwarded to the Director or Directors.

Director Nomination Process

          The Governance and Nominating Committee identifies and nominates appropriate candidates for the Board of Directors. The Governance and Nominating Committee works closely with the Board to develop selection criteria and identify candidates. The Committee considers suggestions from many sources, including other Directors, search firms and shareholders, for possible candidates for Directors. The Governance and Nominating Committee considers all candidates in the same manner, regardless of the source that proposed them.

          Any shareholder wishing to recommend that a person be appointed to the Board of Directors or that management nominate a person for election to the Board of Directors may submit such a recommendation to:

Governance and Nominating Committee
c/o Corporate Secretary
St. Jude Medical, Inc.
One St. Jude Medical Drive
St. Paul, MN 55117

          The Governance and Nominating Committee will review all nominees to the Board of Directors, which includes an assessment of a nominee’s judgment, experience, independence and such other factors as the Governance and Nominating Committee concludes are pertinent in light of the Board’s needs.

          Once candidates are identified, they are evaluated through a series of interviews with members of the Governance and Nominating Committee, several other Directors and members of management, including the Company’s General Counsel. Candidates are also asked to complete a Director questionnaire used by the Company.

          The Governance and Nominating Committee has worked in the past with independent search firms that assist in identifying Director candidates.

Director Attendance at Annual Shareholder Meeting

          All of the Company’s Directors attended the 2011 Annual Meeting of Shareholders. The Company reimburses a Director’s travel expenses for attending the annual shareholder meeting, but attendance by non-management Directors is not required. A meeting of the Board of Directors will be held in conjunction with the 2012 Annual Meeting of Shareholders in order to facilitate attendance by Directors at the meeting.

Director Independence and Audit Committee Financial Literacy and Expertise

          The Board undertakes an annual review of Director independence. As part of that process, in February of each year, the Board reviews all transactions and relationships between each Director (or any member of his or her immediate family) and the Company, including transactions and relationships described in the responses of the Directors to questions regarding employment, business, familial and other relationships with the Company and its management. In February 2011 and 2012, the Board specifically considered Richard R. Devenuti’s relationship with EMC Corporation and the Company’s purchase and potential purchase of hardware and software from EMC Corporation. At the conclusion of each such review, the Board affirmatively determined that all of the Directors, except Mr. Starks, are independent under the Company’s Principles of Corporate Governance and Bylaws and the NYSE listing standards and have no material relationships with the Company other than their positions on the Board of Directors.

          The Board also determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that Mr. Devenuti and Mr. Rocca each qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.

Director Qualifications

          The Board of Directors believes that its membership should reflect the diversity of experience, skills, geography, gender and ethnicity required to meet its corporate governance, oversight and advisory functions in a way that is in the best interest of its shareholders. This includes ensuring that the Board has the expertise required to fulfill all of its legal, regulatory and NYSE requirements, including the requirements for each of its Committees.

          In identifying appropriate candidates to serve as a Director, the Board gives particular weight to individuals with experience as a chief executive officer. The Board believes that individuals with chief executive officer experience are best able to mentor, advise, evaluate, direct and decide when it is appropriate to replace the Company’s Chief Executive Officer, all of which are critical Board responsibilities. The Board also places great weight on large-company experience when evaluating Director candidates. Such experience enables a Director to offer insights to help the Company navigate the many issues that arise as it continues its rapid growth. The Board has not aimed to be comprised of individuals with niche expertise, such that other members of the Board would defer to that member when issues arise within their expertise. Rather, the Board believes that the overall business acumen and experience of each Director, working together with the rest of the Board, better serves the Company and its shareholders.

          Each of our Directors has particular attributes and areas of expertise that are of value to the Company and that, taken together, provide the strength of a well-rounded Board. The following describes the particular experience, qualifications, attributes or skills that led the Board to conclude that each of our Directors should serve as a Director of the Company.

          Mr. Brown has a unique background and skills that qualify him not only to serve on the Board, but also to act as Presiding Director. Mr. Brown served as the Chief Executive Officer of Stryker Corporation from 1977 to 2004 and as Chairman from 1980 until his retirement in 2009. During his tenure as head of Stryker, Mr. Brown turned a small medical instruments company with annual sales of $17 million and 400 employees into a global orthopedics medical device manufacturer that at the time of his retirement had annual sales of approximately $6.7 billion and over 18,000 employees. Between 1979 and 2007, Stryker increased annual per share earnings by at least 20 percent every year but two. From these experiences, Mr. Brown brings a particularly strong understanding of the challenges and opportunities for building and managing a global medical device company. He brings a visionary yet disciplined approach to the Company and provides invaluable leadership to the Board.

          Mr. Devenuti is currently the President of EMC Corporation’s Information Intelligence Group (“IIG”), where he oversees all aspects of the IIG division’s operations, including worldwide sales and services, channel strategy, product development, marketing, strategic business and financial initiatives, IT, technical support and the Total Customer Experience program. Prior to this role, Mr. Devenuti served as Senior Vice President and Chief Operating Officer of the CMA Division of EMC Corporation. Prior to joining EMC, Mr. Devenuti held a variety of senior positions at Microsoft Corporation. As a result of his leadership roles with Microsoft and EMC, Mr. Devenuti has extensive general business experience and, in particular, experience with high growth companies in a high growth industry. In addition, Mr. Devenuti possesses a deep expertise in information technologies and in creating and managing organizations to achieve operational excellence. This expertise has been particularly useful to the Company as it has grown and needed to expand its systems and infrastructure and build a more scalable business. Mr. Devenuti also qualifies as an audit committee financial expert under applicable rules of the SEC, providing the Board with a financially seasoned member of the Audit Committee.

          Mr. Essig is currently the Executive Chairman of the Board of Directors of Integra LifeSciences Holdings Corporation, a manufacturer of medical devices and implants, a position he has held since January 2012. Prior to such role, Mr. Essig served as Integra’s Chief Executive Officer from December 1997 until January 2012 and its President from December 1997 until November 2010. In addition, he has served as a director since he joined Integra in December 1997. Prior to joining Integra, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig has also served on the Board of Directors of the Advanced Medical Technology Association, a trade association that represents the medical device industry. In addition to his demonstrated seasoned leadership and experience as a chief executive officer, Mr. Essig brings a broad strategic perspective in the medical device industry that is valued by the Board and the Company.

          Mr. Garrett has served as a Director of the Company since 1979 and is the longest tenured Director of the Company. He was a member and the managing partner of the Lindquist & Vennum law firm, where he represented various companies, including St. Jude Medical from its initial public offering in 1977 until 1995. Mr. Garrett’s experiences also include representing and advising companies on corporate governance matters and on merger and acquisition activity. His special knowledge and counsel in these areas is valued by the Board. In addition, due to his long tenure with the Company, Mr. Garrett provides the Board with valuable insight and perspective into the Company’s operational and management history.

          Ms. Hill, has an accomplished record with extensive experience in the managed healthcare industry. Ms. Hill is currently an Operating Partner of Moelis Capital Partners, a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for Moelis’ healthcare portfolio companies. She previously served as Chief Executive Officer and a member of the Board of Directors of ValueOptions, Inc., a managed behavioral health company from March 2006 to September 2010. Previously, Ms. Hill served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company, and President and a member of the Board of Directors of Express Scripts, a Fortune 100 pharmacy benefits management company. From these experiences, Ms. Hill brings deep management experience and insight both generally and specific to the healthcare industry. In addition, Ms. Hill’s expertise in understanding and evaluating benefits and compensation issues has proven to be of great value to the Board.

          Mr. Rocca was selected to serve on the Board because of the global financial expertise he attained through various senior financial and leadership positions at large multinational public companies. He served as Chief Financial Officer at Mallinckrodt, Inc., a $2.7 billion manufacturer of specialty medical technology products, from 1994 until his retirement in 2000. Prior to joining Mallinckrodt, from 1966 to 1994, Mr. Rocca worked at Honeywell, Inc., where he served in a variety of finance roles, including Vice President of Finance for Honeywell Europe in Brussels, Belgium and Vice President and Corporate Treasurer. Given Mr. Rocca’s extensive management and financial experience, including serving as the current Chairman of the Audit Committee of Hyatt Hotels Corporation and having served as the Chairman of the Audit Committee of Lawson Software, Inc., he is uniquely qualified to serve as Chairman of the Company’s Audit Committee. Mr. Rocca’s considerable management and financial knowledge and experience make him a highly valued member of the Board.

          Mr. Starks, our Chairman, President and Chief Executive Officer since 2004, has over 26 years of medical device industry experience. Prior to joining the Company, Mr. Starks was President and Chief Executive Officer of Daig Corporation, a manufacturer of specialty cardiovascular devices that was acquired by St. Jude Medical in 1996. In 1998, Mr. Starks was named Chief Executive Officer and President of the Company’s Cardiac Rhythm Management business and in 2001 was named President and Chief Operating Officer of the Company. Mr. Starks has been a member of the St. Jude Medical Board of Directors since the Company acquired Daig Corporation in 1996. Under Mr. Starks’ leadership, the Company has grown from $2.3 billion in revenue in 2004 to $5.6 billion in 2011 and experienced its most profitable (on an adjusted net earnings basis) fiscal year on record in 2011, with an adjusted earnings per share of $3.28 (refer to page 35 of this proxy statement for a reconciliation of non-GAAP adjusted diluted net earnings per share).

          Ms. Yarno has a 26-year history of demonstrated leadership in global operations, marketing and human resources in the pharmaceutical industry. She is currently Chief Marketing Officer of HemoShear LLC, a biotechnology research company and leading developer of human cell-based surrogate systems for discovery and assessment of new drug compounds. Prior to this role, she served as Chief Marketing Officer of Merck & Co., Inc., a pharmaceutical company. She also has held a series of other executive positions at Merck, including General Manager of U.S. Human Health, Executive Vice President of Worldwide Human Health Marketing and Senior Vice President of Human Resources. Additionally, Ms. Yarno served as the vice president of the Women’s Health Care Franchise at Johnson & Johnson, the world’s largest healthcare company. Ms. Yarno was selected by the Board because of her management and business acumen and experience with a large enterprise in the healthcare industry.

Committees of the Board of Directors

          The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. During 2011, the Audit Committee met nine times, the Compensation Committee met four times and the Governance and Nominating Committee met two times. Membership on each committee as of March 7, 2012 is set forth in the following table:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
John W. Brown			Chair
Richard R. Devenuti	●
Stuart M. Essig		Chair	●
Thomas H. Garrett	●
Barbara B. Hill		●
Michael A. Rocca	Chair
Wendy L. Yarno		●	●

          Each Committee of the Board has a separate written charter which is available on the Company’s website at www.sjm.com.

          Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is independent under the Company’s Principles of Corporate Governance and Bylaws and the NYSE listing standards. Each member of the Audit Committee is also independent under the rules of the SEC.

          The duties of the Audit Committee are described in its report below.

          The Compensation Committee is responsible for establishing and administering compensation programs for the Company’s executive officers and considering matters relating to employee benefits provided by the Company. The Compensation Committee is also responsible for making recommendations to the Board regarding Director compensation.

          The Governance and Nominating Committee is responsible for recommending good governance practices. The Governance and Nominating Committee evaluates the qualifications of and nominates candidates for positions on the Board. The procedures for shareholders to recommend Directors can be found on page 6. In addition, the Governance and Nominating Committee facilitates an annual evaluation by Board members of Board and individual Director performance and provides feedback to the entire Board.

Report of the Audit Committee

          The Audit Committee reviews the Company’s consolidated financial statements, financial reporting process and internal control over financial reporting on behalf of the Board of Directors.

          We meet with management periodically to consider, among other things, the adequacy of the Company’s financial disclosures and internal control over financial reporting. We discuss these matters with the Company’s independent registered public accounting firm, Ernst & Young LLP, and with appropriate Company financial personnel, including the Company’s internal auditor. We also conduct an annual assessment of financial risks to the Company, as more specifically described on page 5.

          We regularly meet privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee.

          We also appoint the independent registered public accounting firm, approve the scope of, and fees associated with, their audit services, approve the performance of, and fees associated with, non-audit services by the independent registered public accounting firm and review periodically its performance and independence from management.

          The Directors who serve on the Audit Committee are all independent under the Company’s Principles of Corporate Governance and Bylaws, the NYSE listing standards and the rules of the SEC.

          The Board has adopted a written charter which describes the functions the Audit Committee is to perform. Each year, we review the actions required to be taken by the Audit Committee under the charter, confirm that they have been taken, and report the same to the Board. The current Audit Committee charter is available on the Company’s website at www.sjm.com.

          Management has the primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

          The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with us any issues they believe should be raised with us.

          The independent registered public accounting firm also audits the Company’s internal control over financial reporting and expresses an opinion as to whether the Company maintained effective internal control over financial reporting.

          This year, we reviewed the Company’s audited consolidated financial statements and met with both management and Ernst & Young LLP to discuss these financial statements. Management has represented to us that these financial statements were prepared in accordance with United States generally accepted accounting principles. We also considered the report of the independent registered public accounting firm relating to the Company’s consolidated financial statements.

          This year, we also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting. Management has represented to us that the Company’s internal control over financial reporting was effective as of December 31, 2011. We also considered the report of the independent registered public accounting firm relating to the Company’s internal control over financial reporting.

          We have received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP its independence. We have also considered the compatibility of non-audit services with the independence of Ernst & Young LLP. In addition, we discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

          Based on our review and discussions described above, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC.

Michael A. Rocca, Chairman
Richard R. Devenuti
Thomas H. Garrett III

Compensation of Directors

          The Company targets compensation for service on the Board of Directors and its committees at the 60th percentile of the market as defined by an analysis of the primary peer companies identified on page 28. The Compensation Committee engages outside consultants for assistance in determining the levels and components of compensation that are consistent with this objective. See discussion beginning on page 24. The Chairman of the Board reviews the data and analyses provided by the Company’s outside consultants and then makes recommendations to the Compensation Committee regarding Director compensation. The Compensation Committee, in turn, reviews the data and analyses provided by the Company’s outside consultants and the Chairman’s recommendations and makes its own recommendations to the Board regarding Director compensation. The Board of Directors then approves Board and Committee compensation based on the recommendations of the Compensation Committee. Each year, the compensation levels approved by the Board become effective at the Company’s annual meeting of shareholders and remain in effect until the annual meeting of shareholders held in the following year.

          For the period commencing on May 12, 2011, the date of the 2011 Annual Meeting of Shareholders, and ending on May 3, 2012, the date of the 2012 Annual Meeting of Shareholders, each non-employee Director received compensation as set forth in the table below:

Annual Retainer	$60,000
Per Diem for Each Board Meeting Attended	$2,000
Committee Chairmen (except for Audit Committee)	$9,000
Audit Committee Chairman	$14,200
Committee Members	$4,000
Presiding Director	$5,000

The $60,000 annual retainer reflects an increase of $6,000 from the $54,000 annual retainer for non-employee Directors in effect prior to May 2011. This increase was made to align the annual retainer portion of non-employee Director compensation with the 60th percentile of the Company’s primary peer group. The Company believes the compensation paid to our non-employee Directors reflects the responsibilities and potential liabilities for audit committee chairmen and directors generally. Directors who are Company employees are not compensated for their services as Directors.

          In May of each year, non-employee Directors who are serving at that time may elect to receive the annual retainer fee payable over the following 12 months either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is valued at the closing market price of our common stock on the date of grant, which is the first business day in June after a Director’s election to receive restricted stock in lieu of half or all of the Director’s retainer. The restriction on the stock lapses on the six-month anniversary of the grant date. In 2011, all of our non-employee Directors elected to receive their entire annual retainer in the form of restricted stock, except for Ms. Yarno, who elected to receive 50% of her annual retainer in cash and 50% in stock, and Mr. Garrett, who elected to receive all of his annual retainer in cash.

          Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business and for such expenses for the Director’s partner when attending the annual strategic planning meeting.

          The Company’s 2006 Stock Plan provides that each non-employee Director who is elected, re-elected or serving an unexpired term as a Director at any annual meeting of shareholders will receive, as of the date of such meeting, an option to purchase 5,600 shares of our common stock at an exercise price per share equal to the closing market price of our common stock on such date. The number of options awarded can be adjusted upward if approved by the Board of Directors, and each year the Compensation Committee reviews external market data and makes a recommendation to the Board of Directors regarding the annual grant. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six-month anniversary of the grant date. Non-employee Directors appointed between annual shareholder meetings are granted a stock option to purchase a pro-rata portion of shares on the same terms and conditions as the stock options described above, except the exercise price is equal to the closing market price of our common stock on the date of appointment. At the 2011 Annual Meeting of Shareholders, each non-employee Director received a grant of an option to purchase 9,700 shares at $52.17 per share, the closing market price of our common stock on the date of grant. No additional options were granted to non-employee Directors in 2011.

          Each Director may receive reimbursement for one physical examination every 12 months up to a maximum of $1,600 per exam. Board members may also participate in our charitable contribution matching program under which eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

          Under a retirement plan for non-employee Directors that was terminated April 1, 1996, each non-employee Director serving on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainers paid to the Director during his or her service as a Director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the Director becomes 60 years old. The retirement benefit is payable over a number of years equal to the Director’s years of service as a member of the Board of Directors prior to April 1, 1996. Mr. Garrett is the only current Director eligible for benefits under the discontinued retirement plan for non-employee Directors. The actuarial present value of his benefit under this plan is $192,000 and did not change during the last fiscal year. This amount was expensed in prior years and is fully accrued for as of December 31, 2011.

          Under the process described above, the Board will approve compensation for its Directors for the twelve month period commencing on May 3, 2012 at its next regularly-scheduled meeting (to be held immediately prior to the 2012 Annual Meeting of Shareholders).

Director Compensation Table

The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by our non-employee Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2) (3)	All Other Compensation ($)(4)	Total ($)

John W. Brown	94,000	164,080	-0-	258,080
Richard R. Devenuti	91,250	164,080	-0-	255,330
Stuart M. Essig	89,000	164,080	1,000	254,080
Thomas H. Garrett III	77,500	164,080	1,000	242,580
Barbara B. Hill	84,000	164,080	-0-	248,080
Michael A. Rocca	94,200	164,080	-0-	258,280
Wendy L. Yarno	75,500	164,080	-0-	239,580

Footnotes

(1)

All of the non-employee Directors elected to receive their entire $60,000 annual retainer fee for the May 2011 to May 2012 term in the form of shares of restricted stock, except for Ms. Yarno, who elected to receive 50% of her annual retainer in cash and 50% in stock, and Mr. Garrett, who elected to receive all of his annual retainer in cash.

(2)

On May 12, 2011, each non-employee Director was awarded options to purchase 9,700 shares of our common stock with a grant date fair value of $164,080. The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) and are based on the fair value of the stock option awards as estimated using the Black-Scholes option pricing model. The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)

As of December 31, 2011, the Directors held options to purchase the following numbers of shares of our common stock: Mr. Brown, 58,900; Mr. Devenuti, 68,300; Mr. Essig, 68,300; Mr. Garrett, 46,050; Ms. Hill, 44,579; Mr. Rocca, 69,632; and Ms. Yarno, 68,300. As of December 31, 2011, no Directors held any restricted stock awards.

(4) Represents a company match for a charitable contribution by the Director.

Compensation Committee Interlocks and Insider Participation

          During 2011, Stuart M. Essig (chair), Barbara B. Hill and Wendy L. Yarno served as members of the Compensation Committee. None of these individuals has ever served as an officer or employee of St. Jude Medical or any of our subsidiaries or has any relationships with St. Jude Medical or any of our subsidiaries requiring disclosure under “Related Person Transactions” below. The members of the Compensation Committee have no interlocking relationships requiring disclosure under the rules of the SEC.

Related Person Transactions

          Our Board of Directors has adopted a written policy and procedures for related person transactions (collectively referred to as the “Policy”). Under the Policy, all related person transactions must be approved or ratified by the Company’s Governance and Nominating Committee. For purposes of the Policy, related person transactions generally include any transaction:

•	to which the Company is a participant;

•	for which the amount involved in any calendar year is expected to exceed $120,000; and

•	in which a related person is expected to have a direct or indirect material interest.

          Despite otherwise falling within this definition, the following transactions have been determined by the Board not to be related person transactions subject to the Policy:

•	employment arrangements with management that are otherwise approved by the Board;

•	transactions for which the related person’s interest is solely due to their status as a shareholder; and

•	transactions with third parties in which the amounts involved are not material to the third parties.

A related person under the Policy is:

•	someone who is or was an executive officer, Director or nominee for election as a Director of the Company since the beginning of the last fiscal year;

•	a person or group who is a beneficial owner of more than 5% of the Company’s voting securities; or

•	an immediate family member of any of the foregoing.

          Each officer and Director has an affirmative obligation to inform the Company of any transactions in which he or she or a member of his or her immediate family may have a material interest and which may reasonably be expected to be a related person transaction. Management of the Company is also required to inform the Company of any potential related person transactions of which management becomes aware in the course of business development activities.

          Our General Counsel is responsible for determining whether a particular transaction is a related person transaction. If so, the Governance and Nominating Committee reviews the transaction to determine whether to approve or ratify the transaction and whether to impose any conditions on the approval or ratification.

          In determining whether to approve or ratify a particular transaction, the Governance and Nominating Committee will take into account any factors that it deems relevant, which may include, among other things:

•	the material terms of the transaction;

•	the expected and potential impact of the transaction on the Company’s results of operations, financial position and cash flows;

•	whether the terms of the transaction are no less favorable to the Company than if the other party did not have an affiliation with a related person;

•	the availability of, and terms to obtain, other sources of comparable products or services, where applicable; and

•	the identity of the related person and the impact of the transaction on the related person’s independence due to the expected and potential financial interest of the related person in the transaction.

          Under the Policy, related persons are required to refrain from directly or indirectly participating in the negotiation of any transactions that may reasonably be expected to be related person transactions, or managing any existing related person transactions. In addition, no Director of the Company may engage in the approval under the Policy of a related person transaction in which he or she, or a member of his or her immediate family, has a material interest, except to the extent of providing to the Governance and Nominating Committee all material information requested concerning the related person transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors and executive officers to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Based on a review of the Section 16(a) reports filed by our Directors and executive officers in 2011 and on written representations by the Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers during 2011 were satisfied, except that (i) one Form 4 reporting one transaction and one Form 5 reflecting a late Form 4-reportable transaction were filed late on behalf of Mr. Garrett, (ii) one Form 4 reporting one transaction was filed late on behalf of Mr. Rousseau and (iii) one Form 4 reporting one transaction was filed late on behalf of Mr. Northenscold.

PROPOSAL TO ELECT DIRECTORS

          Our Articles of Incorporation and Bylaws provide that the Board of Directors be divided into three classes of Directors as nearly equal in number as possible. The members of each class are elected to serve three-year terms with the terms of office for each class expiring at successive annual meetings.

          At this year’s annual meeting, the three-year terms of John W. Brown and Daniel J. Starks will expire. John W. Brown and Daniel J. Starks have been nominated for re-election to the Board for a three-year term ending in 2015. If elected, Mr. Brown and Mr. Starks will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect each of the nominees to be able to serve if elected.

          The principal occupation and other information about each of the Director nominees and each Director whose term of office will continue after the annual meeting are provided below.

          The Board of Directors recommends a vote FOR the election of John W. Brown and Daniel J. Starks as Directors. Proxies will be voted FOR the election of the nominees unless otherwise specified.

Nominees For Terms Expiring In 2015

John W. Brown, Director of St. Jude Medical since August 2005. Chairman of the Board of Stryker Corporation, an orthopedic device company, from 1997 through December 2009. Chief Executive Officer of Stryker Corporation from 1977 through 2004. Chairman Emeritus of Stryker Corporation and Director of Gen-Probe Incorporated. Age: 77

Daniel J. Starks, Director of St. Jude Medical since 1996. Chairman, President and Chief Executive Officer of St. Jude Medical since May 2004. President and Chief Operating Officer of St. Jude Medical from January 2001 to May 2004. From April 1998 to February 2001, President and Chief Executive Officer of the Cardiac Rhythm Management Division of St. Jude Medical. Previously, Chief Executive Officer and President, Daig Corporation. Director of Urologix, Inc. from October 2002 to November 2009. Age: 57

Directors Whose Terms Expire In 2013

Stuart M. Essig, Director of St. Jude Medical since 1999. Executive Chairman of the Board of Directors of Integra LifeSciences Holdings Corporation, a manufacturer of medical devices and implants since January 2012, and a director on the Integra Board of Directors since December 1997. From December 1997 to January 2012, Chief Executive Officer of Integra. President of Integra from December 1997 to November 2010. Director of Zimmer Holdings from March 2005 to August 2008. Age: 50

Barbara B. Hill, Director of St. Jude Medical since December 2007. Operating Partner of Moelis Capital Partners, a private equity firm, since March 2011. President, Chief Executive Officer and Director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company, from March 2006 to September 2010. Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company, from August 2004 to March 2006. President and Director of Express Scripts, Inc., a pharmacy benefits management company, from April 2002 to October 2003. Age: 59

Michael A. Rocca, Director of St. Jude Medical since March 2004. Retired in 2000 from Mallinckrodt, Inc., a pharmaceutical and medical device manufacturer, where he was Senior Vice President and Chief Financial Officer from 1994 to 2000. Director of Hyatt Hotels Corporation. Director of Lawson Software, Inc. from February 2003 to July 2011. Director of Ligand Pharmaceuticals, Inc. from April 1999 to May 2007. Age: 67

Directors Whose Terms Expire In 2014

Richard R. Devenuti, Director of St. Jude Medical since 2001. President, Information Intelligence Group, a Division of EMC Corporation, a developer and provider of information infrastructure technology and solutions, since October 2010. Senior Vice President and Chief Operating Officer of the Information Intelligence Group from July 2008 to October 2010. Senior Vice President of Worldwide Services and IT of Microsoft Corporation, a software company, from December 2003 until January 2007. From March 1999 to December 2003, Vice President and Chief Information Officer of Microsoft Corporation. Director of Convergys Corporation and Director of XETA Technologies Inc. from May 2008 to November 2009. Age: 54

Thomas H. Garrett III, Director of St. Jude Medical since 1979. Self-employed as a business consultant from 1996 to 2010. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota, and its Managing Partner from 1993 through 1995. Director of Lifecore Biomedical, Inc. from July 1996 to March 2008. Age: 67

Wendy L. Yarno, Director of St. Jude Medical since 2002. Chief Marketing Officer of HemoShear LLC, a biotechnology research company, since September 2010. From 2006 to 2008, Chief Marketing Officer for Merck & Co., Inc., a pharmaceutical company. From 2005 to 2006, General Manager, Business Unit, Merck & Co., Inc. From 2002 to 2005, Executive VP, Worldwide Human Health, Merck & Co., Inc. Age: 57

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
CERTAIN BENEFICIAL OWNERS

          The following table presents information regarding the beneficial ownership of our common stock as of March 7, 2012 by (a) each of our Directors, Director nominees and executive officers appearing in the Summary Compensation Table on page 38, (b) all of our Directors and executive officers as a group and (c) each person known to the Company to be the beneficial owner of more than 5% of our common stock. Unless otherwise noted, these persons have sole voting and dispositive power with respect to the shares owned by them, and none of the shares beneficially owned by our Directors, Director nominees and executive officers are subject to a pledge.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Common Shares Held March 7, 2012		Stock Options to Purchase Common Shares Exercisable within 60 days of March 7, 2012	Total Beneficial Ownership		Percent of Class

John W. Brown	88,115		58,900	147,015		*
Richard R. Devenuti	11,042		68,300	79,342		*
Stuart M. Essig	36,588		68,300	104,888		*
Thomas H. Garrett III	97,699		46,050	143,749		*
Barbara B. Hill	8,073		44,579	52,652		*
Michael A. Rocca	11,203		60,300	71,503		*
Daniel J. Starks	6,386,116		1,646,000	8,032,116	(4)	2.51%
Wendy L. Yarno	9,353		68,300	77,653		*
John C. Heinmiller	235,136		888,250	1,123,386		*
Michael T. Rousseau	19,164		650,000	669,164		*
Eric S. Fain	71,139		451,125	522,264		*
Denis M. Gestin	5,039		316,000	321,039		*
Directors and Executive Officers as a Group (20 persons)	7,026,958		5,319,884	12,453,779		3.89%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	25,431,954	(1)	-0-	25,431,954		8.00%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	23,725,300	(2)	-0-	23,725,300		7.40%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	16,608,388	(3)	-0-	16,608,388		5.21%

Footnotes

*	Less than 1.0%

(1)

This information is derived from a Schedule 13G/A filed on January 27, 2012 by Massachusetts Financial Services Company (“MFS”), an investment adviser, which is deemed to be the beneficial owner of 25,431,954 shares of our common stock owned by MFS and/or certain other non-reporting entities. MFS has sole voting power over 20,871,157 shares and sole dispositive power over 25,431,954 shares.

(2)

This information is derived from a Schedule 13G/A filed on February 8, 2012 by Capital Research Global Investors (“CRGI”), which is deemed to be the beneficial owner of 23,725,300 shares of our common stock as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940 and which has sole voting and sole dispositive power over 23,725,300 shares. CRGI, a division of Capital Research and Management Company, disclaims beneficial ownership pursuant to Rule 13d-4 under the Exchange Act.

(3)

This information is derived from a Schedule 13G filed on February 9, 2012 by BlackRock, Inc. (“BlackRock”), a parent holding company or control person in accordance with Rule 13d-1(b) of the Exchange Act, which is deemed to be the beneficial owner of 16,608,388 shares of our common stock. BlackRock has sole voting and sole dispositive power over 16,608,388 shares.

(4)	Includes 2,000,000 shares that are subject to a pledge in support of a line of credit.

EXECUTIVE COMPENSATION

Compensation Committee Report

          We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Stuart M. Essig, Chairman
Barbara B. Hill
Wendy L. Yarno

Compensation Discussion and Analysis

          Executive Summary

          This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of the following executive officers (the “Named Executive Officers”) for fiscal 2011:

•	Daniel J. Starks	Chairman, President and Chief Executive Officer

•	John C. Heinmiller	Executive Vice President and Chief Financial Officer

•	Michael T. Rousseau	Group President

•	Eric S. Fain	President, Cardiac Rhythm Management Division

•	Denis M. Gestin	President, International Division

          Compensation Philosophy and Principles

          The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for establishing and administering compensation programs for the Company’s executive officers. To achieve our business objectives, the Committee seeks to ensure that our executive compensation programs reinforce our business strategy and are appropriately aligned with the interests of our shareholders. The goals of our compensation programs are to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the programs:

•	A substantial part of an executive officer’s compensation should be incentive-based, tied to Company performance;

•	Compensation should reflect individual job responsibilities, qualifications and performance; and

•	Executive officers and employees should be encouraged to own St. Jude Medical stock.

          In line with our pay for performance philosophy, the total compensation received by the Named Executive Officers will vary based on division and corporate level performance measured against annual and long-term performance. As an executive’s level of responsibility within our organization increases, so does the percentage of total compensation that we link to performance. Our Named

Executive Officers’ total compensation is comprised of a mix of base salary, annual incentive compensation and stock option awards. Our Named Executive Officer compensation program is weighted toward equity incentives, and such officers are required to accumulate and hold Company stock. Changes in Company stock price have a direct effect on the amount of compensation they realize, in addition to the value of the Company stock they own. If shareholder value declines, so does the compensation we deliver to our executives.

          We seek to ensure the long-term growth of the Company while at the same time delivering short-term results and maintaining a rigorous commitment to quality. Our executive compensation program for the Named Executive Officers supports these initiatives by way of an annual cash incentive plan based solely on Company-wide and divisional financial objectives and stock options, which have value only through future appreciation in share price.

          The Committee and the Board believe that the skill and motivation of our employees, and especially our executive leaders, are essential to the Company’s performance and creation of shareholder value. St. Jude Medical operates in a fast-paced, ever-evolving industry in which there is a high level of competition for market share and talent. In order to attract and retain the necessary talent, we set each component of compensation – base salary, annual cash incentive target and long-term incentive awards – using the 60th percentile of the external market (as determined through the process described beginning on page 26) as a reference point. We believe our compensation program motivates performance that differentiates us from our competitors and does not encourage excessive risk-taking, as discussed further under “Compensation Risk Analysis” below. We will continue to provide a compensation program that we believe is effective, serves shareholder interests and is worthy of shareholder support.

          2011 Say on Pay Results

          At the Company’s 2011 Annual Meeting, the Company’s shareholders had the opportunity to cast a non-binding advisory vote on the compensation of the Named Executive Officers. More than 94% of the shares voted at the meeting approved the Named Executive Officers’ compensation. The Committee welcomed this feedback and intends to continue its practice of linking Company performance with executive compensation decisions.

          We also asked shareholders to select the frequency with which to hold future advisory votes on the compensation of the Named Executive Officers. More than 85% of the shares voted at the meeting selected an annual vote. The Company has determined to hold annual advisory votes on the compensation of the Named Executive Officers.

          Fiscal 2011 Performance

          Our executive team has successfully managed the Company through the recent macroeconomic downturn and the challenging cardiac rhythm management market. Despite a number of headwinds, we delivered improved financial results for fiscal year 2011 as seen in the year-over-year comparison set forth below. For the fiscal year ended December 31, 2011, we grew our revenue by 8.7% and adjusted net earnings by 7.9%, resulting in, on an adjusted net earnings basis, the most profitable year in Company history. Also in fiscal 2011, our diluted net earnings per share (“EPS”) increased 9% from the prior year. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2011 financial results.

	Fiscal Year 2011	Fiscal Year 2010	Change %
Net Sales (in millions)	$5,612	$5,165	8.7%

Adjusted Net Earnings (in millions) (1)	$1,074	$995	7.9%

Adjusted Diluted Net Earnings per Share(1)	$3.28	$3.01	9.0%

(1)

A reconciliation of non-GAAP adjusted net earnings and non-GAAP adjusted diluted net earnings per share is included in the Adjustments for Non-GAAP Financial Measures section on page 35 of this proxy statement.

          Fiscal 2011 Pay Implications

          Our fiscal year 2011 corporate performance was a key factor in the compensation decisions and outcomes for the fiscal year. In December 2010, the Board of Directors approved an operating plan that reflected our expectations for Company performance and included goals for Company-wide sales, EPS and division sales and operating earnings achievement. These goals served as targets for our Management Incentive Compensation Plan (“MICP”). The Committee determined that these goals provided appropriate incentive for continued execution of our growth and performance strategy. While the Company was able to grow both revenue and adjusted EPS in fiscal year 2011, despite significant macroeconomic and industry challenges, both revenue and EPS performance fell below that identified in the 2011 operating plan. Accordingly, executive compensation was directly impacted by the Company’s financial performance during 2011.

          2011 EPS performance equaled 94% of the MICP target and 2011 sales performance was achieved at 93% of target. For 2011, division sales performance ranged from 90% to 99% of the MICP target and division operating profit performance ranged from 88% to 106% of the MICP target. The payouts associated with these levels of performance are determined by a scale on which 100% achievement of a performance target results in a payment at 100% of target level bonus. To increase the incentive to achieve or over-achieve target, performance below target results in a payout that declines steeply from 100% payout at target to no payout for performance below 90% of target, while performance above target results in a steeply inclined scale that pays up to 200% of the individual’s bonus target for achievement of 120% of target. Fiscal 2011 performance resulted in annual incentive awards for our Named Executive Officers that ranged from 63.75% to 83.75% of target. The degree to which MICP payments fell below target levels compared to the degree to which performance targets were missed illustrates the Board’s emphasis placed on meeting targeted performance levels. It is also important to note that MICP awards are based solely on financial performance measures and do not allow for financial performance shortfall to be offset by the overachievement of qualitative measures. Please see “Fiscal 2011 Annual Incentive Awards” on page 31 for more detailed annual incentive award information for our Named Executive Officers.

          Long-term incentive awards make up a significant portion of each of the Named Executive Officer’s compensation and the value of their option awards are directly linked to the performance of our stock. For Named Executive Officers, equity awards are made entirely in the form of stock options in order to most directly align management compensation with the delivery of shareholder value. This alignment was evidenced by the impact of the drop in the Company’s stock price during December 2011. The year-end stock price for 2011 resulted in no “in-the-money” value related to the equity awards granted to Named Executive Officers in December 2009, 2010 and 2011. In fact, the stock price would need to increase to over $50 in order to generate aggregate “in-the-money” value equal to the option award values reported for the Named Executive Officers in the Summary Compensation Table for 2009, 2010 and 2011.

          Our executives’ base salaries were reviewed prior to the start of fiscal 2011. Based on the financial performance of the Company in 2010 and benchmark data available at the time, we granted average salary increases of 3.75% to our Named Executive Officers. Please see “Fiscal 2011 Base Salaries” on page 31 for more detailed base salary information for our Named Executive Officers.

          Despite the fact that both sales and adjusted EPS increased in 2011 and the Company continued to position itself for future growth, performance targets were not fully achieved. As a result, total compensation for Named Executive Officers fell by an average of 11% as illustrated in the Summary Compensation Table on page 38. We believe that this decrease, when considered along with the fact that long-term incentive awards granted in 2009, 2010 and 2011 had no “in the money” value at the end of 2011, illustrates the alignment between executive pay and Company performance.

          Use of Consultants and Other Advisors

          The Committee has retained Mercer (US) Inc. (“Mercer”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to assist the Committee with its responsibilities related to the Company’s executive and Board of Director compensation programs. Mercer’s fees for executive and Director compensation consulting to the Committee in fiscal year 2011 were $222,162.

          Mercer’s responsibilities to the Committee included providing:

•	Competitive market data and advice related to the Chief Executive Officer’s compensation level and incentive program;

•	A review of Company compensation levels, performance and incentive program design (including performance objectives);

•	Information on executive compensation trends and implications for the Company; and

•	Competitive market data and advice on outside Director compensation.

          During the fiscal year, management decided to retain Mercer and its MMC affiliates to provide other services unrelated to executive and Director compensation. These other services provided by Mercer were not approved by the Board of Directors or the Committee. The aggregate fees paid for these other services were $304,873.

          Although the Company retains Mercer for other services, the Committee is confident that the advice it receives from the executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company because of the procedures Mercer and the Committee have in place. These include:

•	The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•	The Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Committee without management intervention; and

•	The Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

          This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay.

          Overview of Components of Named Executive Officer Compensation Program

          The tabular and narrative disclosures below describe the objectives of each of the four major components of our Named Executive Officer compensation program and explain how the amount of each component is determined by the Committee. For a discussion of the specific actions and awards for fiscal 2011 for each component, see “Overview of Fiscal 2011 Compensation,” “Fiscal 2011 Base Salaries,” “Fiscal 2011 Annual Incentive Awards,” “Fiscal 2011 Long-Term Incentive Awards” and “Fiscal 2011 Other Benefits and Perquisites” below.

Component	Objective	How Determined
Base Salary	Competitive base salaries are necessary to attract and retain high caliber candidates and serve as the component of our compensation package that is not incentive-based.	• Consideration of the market 60th percentile data along with the factors listed under “Determination of Targeted Compensation Levels” below.
Annual Incentive Awards

Serves to focus executives on the delivery of annual performance results related to sales and profitability. The incentives are weighted so that awards are based most heavily on those items over which the executive has control while at the same time providing consideration to overall corporate performance.

• For target bonus award opportunity percentages: consideration of the market 60th percentile data along with the factors listed under “Determination of Targeted Compensation Levels” below as well as trends and internal equity among positions within the Company with similar responsibilities.

• For establishing performance goals: consideration of prior year performance, current market conditions and peer company performance. Goals are established to promote growth and profitability that exceed the previous year’s performance and are at or above the historical performance of key competitors. Existing market conditions are taken into account to ensure that goals have a reasonable probability of being achieved.

• For actual bonus payouts: achievement of predetermined performance measures established under the Company’s plan.

Long-Term Incentive Awards (Stock Options)	Link executive compensation to long-term shareholder return and provide a retention feature as a result of awards vesting over time.

• Consideration of the market 60th percentile data along with the factors listed under “Determination of Targeted Compensation Levels” below.

• For the purpose of determining award levels, the value of the stock is based on the average closing price for the 25 days following the third quarter earnings release.

Other Benefits and Perquisites

Ensure a competitive total compensation package by providing a cash allowance to offset perquisites typically provided by peer companies, such as car allowances, financial planning and home security systems.

• For the cash perquisite allowance, consideration is given to the 50th percentile data for primary and expanded peer companies.

• The health and retirement benefits provided to the Named Executive Officers are the same as the benefits provided to all employees.

• The Management Savings Plan is consistent with the deferred compensation plans offered by peer group companies and general industry companies.

          Additional information regarding annual and long-term incentive awards follows.

          Annual Incentive Awards. All annual incentive awards paid to the Named Executive Officers are awarded and paid under the MICP and are based on the achievement of predetermined, objective performance goals as established under the Company’s annual operating plan. Each objective is assigned a relative weighting for each Named Executive Officer. The weightings result in each executive’s incentives being tied most heavily to those factors over which the executive has the greatest influence.

          Under the MICP, target award opportunities, weightings and associated performance objectives must be determined and approved by the Committee or Board of Directors no later than 90 days after the beginning of the fiscal year. Typically, target award opportunities, weightings and associated performance objectives for a particular fiscal year are approved in the December preceding the start of that fiscal year. At that time, the Committee may identify items that will be excluded from the calculation of incentive payments, such as the impact of foreign exchange rates, transaction costs and accretive or dilutive effect of merger and acquisition activity and other specified items.

          Upon completion of each fiscal year, the Committee determines and certifies in writing the payout levels associated with Company-wide and division performance results, and incentive awards are typically paid in February. The Committee has no discretion under the MICP to increase any executive’s incentive target or payout that would be due upon the attainment of performance objectives, or otherwise modify performance objectives associated with the performance period. However, the Committee may, in its discretion, reduce or eliminate individual incentive targets or payouts for a performance period. The Committee did not exercise this discretion related to MICP awards for 2011.

          In December 2011, the Committee adopted a policy regarding the recovery of performance-based compensation payable under our MICP from executive officers under certain circumstances. The “claw-back” policy provides that executive officers will be required to reimburse the Company for any annual MICP payment subject to the policy received in the three-year period preceding the date on which the Company is required to prepare an accounting restatement that was due to material noncompliance under any financial reporting requirements. The amount of reimbursement will be the excess, if any, of the amount actually paid to an executive officer over the amount which should have been paid based upon the restated results.

          Long-Term Incentive Awards. For 2011, long-term incentive compensation was provided to the Named Executive Officers through awards granted under the Company’s shareholder-approved 2007 stock plan. The Committee annually reviews the potential dilutive effect of equity award programs from both a share and economic basis as compared to the primary peer group companies.

          To date, the Company has granted primarily stock options to our Named Executive Officers in order to directly align management compensation with the delivery of shareholder value. Stock options have value only to the extent that the price of the Company’s stock on the date of exercise exceeds the exercise price, which is equal to the closing market price of our common stock on the date of grant. To encourage a longer-term perspective and retain our employees, stock options generally cannot be exercised immediately, and generally become exercisable over a four-year period. Stock option awards are generally made in December of each year on a date coinciding with a regularly scheduled Board of Directors meeting. This date falls after the release of the Company’s third quarter earnings and prior to the end of the Company’s fourth quarter. In certain cases, stock options may be granted to new hires upon commencement of employment with the Company or to existing employees upon promotion to a higher level position. In those cases the grant date is determined to be the fifth day of the month following the later of the month of commencement of employment or written approval of the grant. If the fifth Wednesday of the month is within seven days before an earnings release, the grant date is the third business day following the earnings release.

          Historically, limited restricted stock grants have been made in connection with the hiring and promotion of the Named Executive Officers, but no such grants were made to the Named Executive Officers in fiscal 2011.

          Determination of Targeted Compensation Levels

          In December of each year, the Committee establishes base salaries, annual incentive targets, long-term incentive awards and cash perquisite allowances. The annual incentive targets are effective for the next year and the long-term incentive awards are effective the day they are approved but are intended to be compensation for the next year and beyond.

          In establishing target levels of pay for base salaries, annual incentive targets and long-term incentive awards, the Company considers the market 60th percentile data along with additional factors such as:

•	Actual executive role as compared to the most similar external comparator description;

•	Individual executive’s experience and past performance;

•	Ability of the position to impact key business initiatives;

•	Our assessment of the risk of losing the executive to competitors;

•	Advancement potential; and

•	Succession planning considerations.

No pre-assigned weighting is given to these factors. In establishing cash perquisite allowances for the Named Executive Officers, consideration is given to the 50th percentile data for primary and expanded peer companies.

          The Company considers “standard performers” to be those executives whose areas of responsibility consistently meet or exceed annual performance targets and who provide leadership that is consistent with the Company’s core values and is aligned with the Company’s overall long-term growth strategy. Executives who are considered to be standard performers and for whom there is a substantially similar external market comparator typically have their base salaries, annual incentive targets and long-term incentive awards targeted to the 60th percentile of the external market. We believe that targeting the 60th percentile for standard performers is appropriate given our practice of recruiting the highest caliber executives, our historically aggressive performance goals, our historically strong share price performance and the decentralized nature of our business, which adds complexity to executive roles. Moreover, the cost of turnover at the executive level can be high given the growth initiatives of the Company and the potential delay to those initiatives that could result from the loss of key executives. In general, the Company considers compensation levels within 15% of the value associated with the 60th percentile reference point to be within a reasonable range of the 60th percentile in light of differences in external market data that can be explained by performance, time in position or year-over-year anomalies in market data.

          In the event that an executive’s position has greater responsibility than the external market comparator, the executive’s performance consistently exceeds objectives, the executive possesses a skill set that is critical to a key business objective or the executive is in line for a key leadership position, the executive’s base salary, annual incentive target and/or long-term incentive award may be targeted above the 60th percentile of the external market. In the event that an executive has not fully met performance objectives, has duties and responsibilities which are less than those of the closest external comparator, or is new to his or her position and has not had the opportunity to demonstrate a consistent level of performance, the executive’s base salary, annual incentive target and/or long-term incentive award may be targeted below the 60th percentile.

          The Committee makes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer of the Company. When making such recommendations, the Committee considers the results of the review by the Board of the Chief Executive Officer’s performance against specific objectives established at the beginning of each year, the 60th percentile of the primary peer group for base salaries, annual incentive targets and long-term incentive awards and the Company’s overall financial performance as compared to the performance of companies in the primary peer group. The Chief Executive Officer attends Committee meetings but is not present for the discussions when his own compensation is determined.

          The Committee determines, and reports to the Board of Directors, the compensation to be paid to Named Executive Officers other than the Chief Executive Officer. When evaluating the compensation levels of the other Named Executive Officers, the Committee considers recommendations of our Chief Executive Officer. These recommendations are presented to the Committee each year along with a written assessment for each executive officer addressing performance against the past year’s financial objectives, overall leadership effectiveness and individual breadth and effectiveness.

          In determining compensation levels for the Named Executive Officers, the Committee also reviews current and historical compensation levels (targeted and actually paid) for each executive, including the current value of any outstanding equity awards. While historical compensation levels are considered when establishing future compensation targets, the primary objective is to establish market-competitive programs that are highly aligned with future Company performance goals and shareholder value creation.

          Once the performance year begins, no subjective assessment of individual performance affects compensation, and Company and division performance alone determine amounts payable to the Named Executive Officers, subject to the discretion of the Compensation Committee to reduce payouts under the Company’s MICP as described on pages 25-26. Base salaries remain constant throughout the year, annual incentives are determined at the end of the year based on a combination of Company-wide and divisional performance and the value of equity awards is solely attributable to the price performance of the Company’s stock. This results in executive compensation being highly correlated to annual financial performance and long-term share price performance. On average, 83% of targeted total compensation (base salary, annual incentive, long-term incentive and cash perquisite allowance) for the Named Executive Officers in fiscal 2011 was tied to Company-wide and/or division performance and at-risk insofar as annual incentive awards and the value of stock options may be reduced or eliminated depending on Company-wide and division performance.

          Fiscal 2011 Market Data

          We evaluate the compensation paid to the Named Executive Officers in relation to the programs offered by a primary peer group of other medical product companies. The primary peer group is identified by the Company in May of each year. Companies are selected based on similarities of business characteristics and overall company size. Organizational size is measured using revenue, and the primary peer group is developed so that the median annual sales revenue of the companies within the primary peer group approximates the annual revenue for the Company.

          In 2010, the Committee approved the following primary peer group for use in making 2011 compensation decisions.

	2010 Revenue ($M) (1)		2010 Revenue ($M) (1)
Medtronic, Inc.	15,933	Genzyme Corporation	4,049
Baxter International, Inc.	12,843	Hospira, Inc.	3,917
Thermo Fisher Scientific, Inc.	10,789	Beckman Coulter, Inc.	3,663
Covidien Ltd.	10,429	CR Bard, Inc.	2,720
Boston Scientific Corporation	7,806	Varian Medical Systems, Inc.	2,357
Becton Dickinson & Company	7,372	Kinetic Concepts, Inc.	2,018
Stryker Corporation	7,320	Hill-Rom Holdings, Inc.	1,470
Alcon, Inc.	7,179	Edwards Lifesciences Corporation	1,447
Zimmer Holdings, Inc.	4,220	Steris Corporation	1,207

[1]	Median 2010 revenue of the primary peer group companies was $4,135 (million). The Company’s 2010 revenue was $5,165 (million).

          The table below provides information regarding the market data used for each component of our compensation program.

Component	Market Data
Base Salary

When a relevant data sample, typically 10 data points or more, is available from the primary peer group, it is used to determine market base salary levels. For fiscal 2011, the primary peer group was used to benchmark chief executive officer and chief financial officer salaries for Messrs. Starks and Heinmiller. For fiscal 2011, the primary peer group did not contain a relevant sample of data for positions similar to the positions of Messrs. Rousseau, Fain or Gestin. Therefore the following approach was taken to generate a relevant sample.

Name	Comparable Positions	Data Source
Rousseau	Chief operating officers	Data from 18 primary peers and 12 expanded peers listed below
Fain	U.S.-based division-level executives with similar revenue responsibility	Mercer’s Benchmark Database, a general industry survey with approximately 3,000 participating organizations
Gestin	European-based division-level executives with similar responsibility	Mercer’s Total Remuneration Surveys covering Belgium, France, Italy and Spain

Annual and Long-Term Incentive Awards

To determine market competitive levels for annual and long-term incentive awards for the Named Executive Officers, a large sample of data was used from medical device and similar companies. The use of industry-specific data allowed us to capture the unique characteristics of incentive levels in the industry. The supplemental incentive market data chosen was a large enough sample from which to gather market incentive data for all executive levels. This sample included the primary peer group, as well as the companies detailed in the following tables. Data was obtained from the ORC Worldwide SIRS Benchmark Survey, Mercer’s United States Benchmark Database and published compensation proxy data.

Expanded Peers

Biogen Idec, Inc. Bio-Rad Laboratories, Inc. Carefusion Corporation Cephalon, Inc.	Forest Laboratories, Inc. Gilead Sciences, Inc. Invacare Corporation Life Technologies Corporation	Millipore Corporation PerkinElmer Inc. Varian, Inc. Waters Corporation

Additional Sources of Supplemental Incentive Market Data

Abbott Laboratories
ACIST Medical Systems, Inc.
Agilent Technologies, Inc.
Allergan, Inc.
Amgen, Inc.
Arthrex, Inc.
Cardinal Health, Inc.
Celgene Corporation
Covance Inc.
Daiichi Sankyo Company, Ltd.
Dentsply International, Inc.
Fenwall, Inc.

Fresenius Medical Care AG & Co.
GE-Healthcare
Hu-Friedy Mfg. Co., Inc.
Johnson & Johnson
Marteck Biosciences Corporation
McKesson Corporation
 Medimmune, Inc.
Novartis US
Novo Nordisk Inc.
Owens & Minor, Inc.
Patterson Companies, Inc.
Philips NA – Healthcare
Roche Diagnostic Operations, Inc.

Sanofi-Aventis US
Siemens AG US
Smiths Medical ASD, Inc.
Straumann USA, LLC
Surmodics Inc.
Sunrise Medical (US) LLC
Teleflex Incorporated
Thoratec Corporation
University Hospital Services, Inc.
Vascular Solutions, Inc.
Warner Chilcott plc
Watson Pharmaceuticals, Inc.

Other Benefits and Perquisites	Primary peer group data and expanded peer data

          Overview of Fiscal 2011 Compensation

          Pay Mix. The chart below illustrates the mix of base salaries, target annual incentive awards, long-term incentive awards and cash perquisites for our Named Executive Officers as a group for fiscal 2011.

As reflected in the above chart, for fiscal 2011, on average 83% of the total compensation awarded to the Named Executive Officers was performance-based compensation.

          Market Positioning. The following paragraphs describe how the 2011 base salaries, target annual incentive awards and long-term incentive awards for our Named Executive Officers compared against the market data described above.

          For 2011, base salaries for the Named Executive Officers exceeded the 60th percentile for the closest market comparator by an average of 5%. The Company believes that this variance is within an acceptable range of the 60th percentile reference point. In addition to the factors listed on page 26, for Mr. Gestin, the variances to the 60th percentile reference point can be attributed to fluctuations in the Euro to U.S. Dollar exchange rate in recent years.

          For 2011, target annual incentive opportunities for the Named Executive Officers exceeded the 60th percentile for the closest market comparator position by an average of 11.8%. The Company believes this variance is within an acceptable range of the 60th percentile and consistent with our aggressive year-over-year growth objectives and our decentralized organization which gives division and group presidents the ability to act autonomously and therefore have a more direct impact on performance results.

          For 2011, long-term incentive awards for the Named Executive Officers trailed the 60th percentile for the closest market comparator position by an average of 3.3%. The Company believes that this position to the 60th percentile is reasonable and appropriate.

          Fiscal 2011 Base Salaries

          The amount of annualized base salary and year-over-year increase for each of our Named Executive Officers for fiscal year 2011 is set forth in the following table.

	Base Salary
Name	Fiscal Year 2010 ($)	Fiscal Year 2011 ($)	Percent Increase in Fiscal Year 2011 (%)
Daniel J. Starks	995,000	1,025,000	2.93
John C. Heinmiller	678,300	700,000	3.10
Michael T. Rousseau	612,000	650,000	5.85
Eric S. Fain	561,000	585,000	4.10
Denis M. Gestin	626,007	625,498	2.78(1)

Footnotes

(1)

The percentage increase in fiscal year 2011 base salary for Mr. Gestin has been calculated using his base salary as expressed in Euros (not U.S. Dollars). Mr. Gestin’s base salary for 2011 and 2010 was Euro 482,600 and Euro 469,200, respectively, representing an increase of 2.78%.

In determining 2011 base salary rates, consideration was given to each of the factors listed on page 26 under “Determination of Targeted Compensation Levels” and the market data on page 29.

          Fiscal 2011 Annual Incentive Awards

          For 2011, targeted annual incentive opportunities for our Named Executive Officers under the MICP ranged from 70% to 120% of base salary. The actual incentive payout for each performance objective could range from 0% to 200% of target depending upon the extent to which the performance objective was achieved. Incentive payments are not made if actual performance is less than 90% of targeted levels.

          For fiscal 2011, annual incentive payments made to the Named Executive Officers under the MICP were based on the Company’s level of achievement of Company-wide annual sales revenue and earnings per share objectives, as well as divisional profitability and sales objectives, all as established under the Company’s annual operating plan. When calculating fiscal year 2011 earnings per share for determining achievement of performance measures under the MICP, we included the accretive impact of the Company’s repurchase of approximately 18.3 million shares during such year.

          Historically, Company-wide performance objectives have been set so they require double-digit growth over the previous year’s revenue and profitability results. For example, in December 2010, the Board approved our 2011 operating plan and the Company-wide revenue and earnings per share targets of $5.906 billion and $3.32 (excluding the impact of certain charges, acquisitions and foreign currency translation), respectively, that were included within the operating plan. When the Board approved the operating plan, the 2011 revenue and earnings per share targets reflected increases of approximately 13% (on a constant currency basis) and 11%, respectively, over the revenue and earnings per share that we expected, at that time, to achieve for the full year 2010.

          Division goals related to sales and operating profit are established in support of Company-wide revenue and earnings per share targets with additional consideration given to division-specific market conditions and each division’s stage in its growth cycle. For example, although division-specific targets in the aggregate are intended to be consistent with Company-wide objectives, growth rates implicit in targets for any one division may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant product markets or smaller or larger market shares.

          These considerations result in Company-wide and division goals that are consistent in their difficulty to achieve and probability for success. Performance objectives are set at a level that we believe is aggressive enough to inspire top performance but reasonable enough to be realistically achievable. Goals are established to challenge executives to maximize year-over-year growth in sales and profitability but are at the same time intended to be reasonable in that they can be achieved by the efficient execution of operating plans.

          Information regarding the weightings of the performance measures and the potential and actual payouts of the fiscal 2011 annual incentive awards pursuant to the MICP is set forth below.

Fiscal 2011 Annual Incentive Award Payouts

	Performance Measures		Potential Payout		Actual Payout

Name	Measure	Weighting	Target Payout as a % of Salary	Target Payout Level	% of Target	Payout Amount	% of Salary
Daniel J. Starks	EPS	75%	90.00%	$922,500	85.00%	$784,125	76.50%
	Company Sales	25%	30.00%	$307,500	80.00%	$246,000	24.00%
		100%	120.00%	$1,230,000	83.75%	$1,030,125	100.50%
John C. Heinmiller	EPS	75%	75.00%	$525,000	85.00%	$446,250	63.75%
	Company Sales	25%	25.00%	$175,000	80.00%	$140,000	20.00%
		100%	100.00%	$700,000	83.75%	$586,250	83.75%
Michael T. Rousseau	EPS	75%	75.00%	$487,500	85.00%	$414,375	63.75%
	Company Sales	25%	25.00%	$162,500	80.00%	$130,000	20.00%
		100%	100.00%	$650,000	83.75%	$544,375	83.75%
Eric S. Fain	EPS	25%	20.00%	$117,000	85.00%	$99,450	17.00%
	Division Sales	25%	20.00%	$117,000	60.00%	$70,200	12.00%
	Division Operating Profit	50%	40.00%	$234,000	60.00%	$140,400	24.00%
		100%	80.00%	$468,000	66.25%	$310,050	53.00%
Denis M. Gestin(1)	EPS	25%	17.50%	$109,462	85.00%	$93,043	14.88%
	Division Sales	50%	35.00%	$218,924	85.00%	$186,086	29.75%
	Division Operating Profit	25%	17.50%	$109,462	0.00%	$—	0.00%
		100%	70.00%	$437,849	63.75%	$279,128	44.63%

Footnotes

(1)

Mr. Gestin is paid in Euros, but for the purposes of this proxy statement, all amounts have been converted to U.S. Dollars using the exchange rate of 1 Euro to $1.2961, the exchange rate in effect on the last business day of fiscal year 2011.

          Fiscal 2011 Long-Term Incentive Awards

          The option awards granted to the Named Executive Officers during fiscal 2011 were determined as described under “Determination of Targeted Compensation Levels” above. Grant recommendations are made to the Committee in advance of the date they are actually approved. In making these recommendations, the fair value of the awards was determined using the average closing price of the Company’s stock for the 25 days following the third-quarter earnings release. This mitigates the impact of market anomalies on the value used to determine award levels. The number of shares subject to each option award granted to the Named Executive Officers during fiscal year 2011, as well as the grant date fair values of these awards, is shown in the Grants of Plan-Based Awards for Fiscal 2011 table on page 39.

          Fiscal 2011 Other Benefits and Perquisites

          The table below provides information regarding the other benefits and perquisites provided to the Named Executive Officers other than Mr. Gestin. A discussion of the other benefits and perquisites provided to Mr. Gestin follows the table.

Other Benefits and Perquisites	Description
Health and Welfare Benefits	• Health Benefits: Health care, dental, vision and disability benefits that are available to all exempt employees.

• Life Insurance: Life insurance with a death benefit equal to twice the employee’s annual salary, commission and bonus, up to a maximum death benefit of $1,250,000, which is available to each salaried employee with a salary, commission and bonus exceeding $150,000. As of December 31, 2006, Mr. Starks declined coverage under this program and therefore no longer receives a life insurance benefit from the Company.

• Supplemental Disability Insurance. Payment of supplemental disability insurance premiums for Mr. Heinmiller.

Retirement Benefits	• 401(k) Plan: Company matches 100% of the first 3% of compensation contributed by employees.
• Management Savings Plan: Plan provides matching payments for each employee whose annual salary, commission and bonus exceeds the IRS qualified plan limit.
• Employee Stock Purchase Plan: Allows employees to purchase stock at a discount to the market price.
Perquisites

• Cash Perquisite Allowance: Cash provided in lieu of car allowances, financial planning and other perquisites provided by similarly-sized companies. The Company uses a cash allowance approach because it is easily administered and can be easily adjusted on an annual basis in response to shifts in market practices. For 2011, cash perquisite allowances ranged from $17,250 to $26,000.

• Physical Examination: Reimbursement for one physical examination every 12 months up to a maximum of $1,600 per exam.
• Charitable Matching Program: Eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

          The other benefits and perquisites described above, including the 401(k) plan, the Management Savings Plan and Employee Stock Purchase Plan, do not factor into decisions related to other elements of compensation for the Named Executive Officers other than to support the Company’s overall strategy to attract and retain executive talent. Unlike base salaries, cash perquisites are excluded from the determination of benefits under other Company programs such as the MICP and the Company’s profit sharing plan.

          Because Mr. Gestin is not based in the United States, in 2011 he did not participate in the benefit programs discussed above, but rather participated in health, welfare and retirement programs provided to all employees at the Company’s Brussels location. These benefits include disability insurance, hospitalization insurance and life insurance equal to two times the employee’s annual base salary plus an additional 50% of such employee’s annual base salary per each dependent child. Additionally, Belgian employees participate in a retirement plan that for 2011 provided a contribution equal to 3% of the social security ceiling plus 11% of the difference between the social security ceiling and the employee’s base salary. The Company believes these programs are necessary in order to compete for talent and that it is appropriate to provide Mr. Gestin benefits consistent with normal practice in his country of residence. Consistent with European practice, Mr. Gestin did not receive a cash perquisite allowance in 2011 but rather was provided an automobile by the Company. The cost to the Company for this perquisite in 2011 was $33,699.

          Change in Control Severance Agreements

          The Company has entered into change in control severance agreements (the “Severance Agreements”) with each of the Named Executive Officers. Each Severance Agreement provides a benefit to the Named Executive Officer in the event that he is involuntarily terminated, other than for cause, following a change in control. A benefit is also provided if the Named Executive Officer terminates his employment for good reason in the three years following a change in control. The Company has selected this “double trigger” approach because it protects the Named Executive Officer from the possibility of a termination of his employment following a change in control while at the same time providing for payment only if such a termination of employment actually occurs. The Severance Agreements apply solely to change in control related terminations. The Named Executive Officers are not provided any guaranteed benefit, under the Severance Agreements or otherwise, in the event of termination not related to a change in control.

          In the event of a qualifying termination, each Named Executive Officer is provided with a lump sum payment equal to 2.9 times his annual base salary, target annual incentive and annual perquisite allowance. In addition, for a period of three years, the Named Executive Officer is entitled to receive, at the Company’s expense, health, accident, disability and life insurance benefits substantially similar to those provided immediately prior to termination. In the event that any payments associated with a change in control, whether covered by the Severance Agreement or any other plan, would be subject to excise tax under Section 280G of the Internal Revenue Code, the Company will provide the Named Executive Officer with a payment to cover the excise tax plus a gross-up payment to cover any taxes applied to the excise tax payment. The Company will also reimburse the Named Executive Officer for any legal fees and expenses incurred by the Named Executive Officer as a result of the termination of his employment, including costs incurred in contesting or disputing the termination or seeking to obtain or enforce any right under the Severance Agreement.

          The Company believes that providing change in control benefits should eliminate or reduce the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders. The Company also believes these arrangements are necessary in order to retain key executives during the transition period following a change in control and allow them to focus on Company-related matters rather than seeking new employment opportunities. We believe the 2.9 times (annual base salary, target annual incentive and annual perquisite allowance) benefit provided is reasonable in light of those provided to named executive officers at similarly-sized companies and the amount of time normally required to find executive employment opportunities. The Severance Agreements are discussed in greater detail on page 42. The Severance Agreements do not factor into decisions related to other elements of compensation other than to support the overall strategy of attracting and retaining executive talent.

          Stock Ownership Guidelines and Anti-Hedging Policy

          The Company maintains stock ownership guidelines which set stock ownership targets that all executive officers and Directors are expected to achieve, with the intent of aligning the interests of management and shareholders. Targeted stock ownership levels range from three times base salary for the Chief Executive Officer to two times base salary for each of the other Named Executive Officers. Stock ownership guidelines for Directors are set at five times the annual retainer for Directors, or $300,000. Ownership levels are expected to be reached within five years after the date of first promotion to the applicable management level or to the Board, as applicable.

          Ownership levels are determined by including stock acquired through open market, option plan or Employee Stock Purchase Plan purchases, shares obtained in lieu of earned compensation, shares earned under restricted stock grants and the “in the money” value of vested stock options. Each Director and those Named Executive Officers that have been executive officers of the Company for at least five years are in compliance with the Company’s stock ownership guidelines.

          In December 2011, the Committee adopted an anti-hedging policy prohibiting all Directors and executive officers from engaging in the purchase or sale of financial instruments (including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds or other derivative securities) based on the Company’s securities that are designed to hedge or offset any decrease in the market value of the Company’s securities. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any Director or executive officer to engage in short-term or speculative transactions in our securities which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our shareholders in general.

          Tax Implications of Executive Compensation

          Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to certain of its executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation, provided it is paid pursuant to a plan that has been approved by shareholders, the performance goals are objective and determined by a committee of the board of directors which is comprised solely of two or more outside directors and the compensation is paid only after the committee certifies that the performance goals and any other material terms were in fact satisfied.

          All awards to the Named Executive Officers made for fiscal 2011 under the Company’s annual and long-term incentive plans qualify as performance-based compensation under Section 162(m) and, therefore, are excluded from the $1,000,000 cap on compensation for deductibility purposes.

          It is the Committee’s intention to use incentive compensation as a substantial component of the Company’s executive compensation program and to attempt to structure incentive compensation so that the Company will not lose deductions under Section 162(m). While the Committee intends to continue to provide compensation opportunities to its executives in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of shareholders to provide non-deductible compensation. The combination of Mr. Starks’ 2011 base salary and cash perquisite allowance resulted in $51,000 that was not deductible compensation.

          Adjustments for Non-GAAP Financial Measures

          The Company provides adjusted net earnings and adjusted net earnings per share because St. Jude Medical management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain adjustments (such as in-process research and development charges, acquisition-related charges, impairment charges, restructuring charges, litigation charges or litigation reserve adjustments and income tax adjustments). These adjustments result from facts and circumstances (such as business development activities, acquisitions, restructuring activities, asset impairment events or developments, settlements and other developments relating to income taxes and litigation) that vary in frequency and impact on the Company’s results of operations. St. Jude Medical management uses adjusted net earnings and adjusted net earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consolidated basis.

          Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

          The following table provides a reconciliation of the Company’s reported net earnings and reported diluted net earnings per share to the Company’s adjusted net earnings and adjusted diluted net earnings per share for fiscal year 2011 and 2010:

Fiscal Year 2011	(in millions)	Description of Adjustments
Net Earnings, as reported	$826

Acquired inventory step-up amortization charges	19	After-tax charges for AGA Medical Holdings, Inc. acquired inventory step-up amortization.

Restructuring charges	121

After-tax charges related to ongoing restructuring actions to realign certain activities in the CRM business as well as employee termination and other costs primarily associated with continuing efforts to improve sales & sales support organization.

Intangible asset impairment charges	30	After-tax charges related to the write-down of certain intangible assets which were determined to be impaired.

Post-acquisition related charges	19

Net after-tax charges primarily related to post-acquisition expenses for AGA Medical Holdings, Inc. which principally include contract termination costs and other integration costs in international locations.

Foundation contribution	9	After-tax charges related to contributions to the St. Jude Medical Foundation.

Accounts receivable charges	47	After-tax charges related to increased collection risk for accounts receivable related to customers in Europe.

In-process research and development charges	3	After-tax charges for the acquisition of pre-development technology assets.

Adjusted Net Earnings (Non-GAAP)	$1,074

Fiscal Year 2011		Description of Adjustments
Diluted EPS, as reported	$2.52

Acquired inventory step-up amortization charges	0.06	After-tax charges for AGA Medical Holdings, Inc. acquired inventory step-up amortization.

Restructuring charges	0.37

After-tax charges related to ongoing restructuring actions to realign certain activities in the CRM business as well as employee termination and other costs primarily associated with continuing efforts to improve sales & sales support organization.

Intangible asset impairment charges	0.09	After-tax charges related to the write-down of certain intangible assets which were determined to be impaired.

Post-acquisition related charges	0.06

Net after-tax charges primarily related to post-acquisition expenses for AGA Medical Holdings, Inc. which principally include contract termination costs and other integration costs in international locations.

Foundation contribution	0.03	After-tax charges related to contributions to the St. Jude Medical Foundation.

Accounts receivable charges	0.14	After-tax charges related to increased collection risk for accounts receivable related to customers in Europe.

In-process research and development charges	0.01	After-tax charges for the acquisition of pre-development technology assets.

Adjusted Diluted EPS (Non-GAAP)	$3.28

Fiscal Year 2010	(in millions)	Description of Adjustments
Net Earnings, as reported	$907

Inventory obsolescence charges	18	After-tax charges for excess ICD inventory.

Acquisition-related charges	37	Net after-tax charges related to closing and other costs associated with the Company’s acquisition of AGA Medical Holdings, Inc. and LightLab Imaging, Inc.

In-process research and development charges	12	After-tax charges for the acquisition of pre-development technology assets.

Legal settlement charges	16	After-tax charges for the settlement of a U.S. Department of Justice investigation.

Investment impairment charges	5	After-tax impairment charges for the decline in the fair value of strategic cost investments that are not considered temporary.

Adjusted Net Earnings (Non-GAAP)	$995

Fiscal Year 2010		Description of Adjustments
Diluted EPS, as reported	$2.75

Inventory obsolescence charges	0.05	After-tax charges for excess ICD inventory.

Acquisition-related charges	0.11	Net after-tax charges related to closing and other costs associated with the Company’s acquisition of AGA Medical Holdings, Inc. and LightLab Imaging, Inc.

In-process research and development charges	0.04	After-tax charges for the acquisition of pre-development technology assets.

Legal settlement charges	0.05	After-tax charges for the settlement of a U.S. Department of Justice investigation.

Investment impairment charges	0.01	After-tax impairment charges for the decline in the fair value of strategic cost investments that are not considered temporary.

Adjusted Diluted EPS (Non-GAAP)	$3.01

Compensation Risk Analysis

          In October 2011, the Company’s compensation consultant, Mercer, analyzed, reviewed and discussed with the Company’s Compensation Committee whether the Company’s executive compensation practices and policies encourage excessive risk-taking. The Compensation Committee and Mercer concluded that such practices and policies, taking into account any risk-mitigating provisions and controls (e.g., stock ownership guidelines, the elements of long-term incentive compensation, lack of formal non-change-in-control severance plans and funding of the annual bonus pool based on Company performance), do not encourage excessive risk-taking. Effective beginning in 2012, the Company has also implemented a compensation recoupment or “clawback” policy that requires the repayment of MICP awards in certain circumstances. Management applied similar criteria in assessing whether other compensation practices and policies encourage excessive risk-taking and concluded that they do not. Based on the foregoing, the Company determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

          The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by the individuals who served as our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers during fiscal year 2011. These five individuals are collectively referred to as the “Named Executive Officers”.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)		Total ($)

Daniel J. Starks	2011	1,025,000	4,481,808	1,030,125	36,350	(4)	6,573,283
Chairman, President and	2010	995,000	6,997,200	1,408,920	36,350		9,437,470
Chief Executive Officer	2009	975,000	5,865,795	1,061,775	36,350		7,938,920

John C. Heinmiller	2011	700,000	2,801,130	586,250	39,764	(5)	4,127,144
Executive Vice President and	2010	678,300	3,250,783	800,394	40,915		4,770,392
Chief Financial Officer	2009	665,000	2,789,511	603,487	39,315		4,097,313

Michael T. Rousseau	2011	650,000	2,801,130	544,375	35,565	(6)	4,031,070
Group President	2010	612,000	2,973,810	722,160	35,160		4,343,130
	2009	600,000	2,372,388	544,500	35,160		3,552,048

Eric S. Fain	2011	585,000	1,867,420	310,050	30,703	(7)	2,793,173
President, Cardiac Rhythm	2010	561,000	2,106,449	473,484	28,410		3,169,343
Management Division	2009	549,423	1,824,914	358,224	29,410		2,761,971

Denis M. Gestin(8)	2011	625,498	1,867,420	279,128	160,541	(9)	2,932,588
President, International Division	2010	626,007	1,545,215	414,025	159,274		2,744,521
	2009	658,720	1,173,159	386,421	185,125		2,403,425

Footnotes

(1)	Includes amounts deferred at the discretion of the executive officer pursuant to our 401(k) plan and our Management Savings Plan.

(2)

The amounts in this column are computed in accordance with FASB ASC Topic 718 and are based on the fair value of the stock option awards as estimated using the Black-Scholes option pricing model. The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)

We award bonuses to the Named Executive Officers solely based on our achievement of certain performance targets. Accordingly, bonus amounts are reported in the Non-Equity Incentive Plan Compensation column. The amounts in this column relate to awards under the MICP and are described under the heading “Compensation Discussion and Analysis” above.

(4)

Consists of a perquisite allowance of $26,000 and retirement plan contributions of $10,350. The Company purchases life insurance for salaried employees generally providing a death benefit equal to the lesser of $500,000 or twice the annual salary, commission and bonus of such salaried employees. For employees whose annual salary, commission and bonus exceeds $150,000 and who participate in the Management Savings Plan, the Company purchases supplemental life insurance providing a death benefit equal to the lesser of $1,250,000 or twice the annual salary, commission and supplemental bonus of such salaried employees. As of December 31, 2006, Mr. Starks declined coverage under this program and therefore no longer receives a life insurance benefit from the Company.

(5)

Consists of a perquisite allowance of $24,000, retirement plan contributions of $10,350, the cost of supplemental disability insurance premiums paid by the Company and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(6)

Consists of a perquisite allowance of $24,000, retirement plan contributions of $10,350 and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(7)

Consists of a perquisite allowance of $17,250, retirement plan contributions of $10,350, an award payment related to a patent filing and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(8)

2011 amounts paid to Mr. Gestin in Euros were converted to U.S. dollars using the exchange rate of 1 Euro to $1.2961 in effect on the last business day of fiscal year 2011. 2010 amounts paid to Mr. Gestin in Euros were converted to U.S. dollars using the exchange rate of 1 Euro to $1.3342 in effect on the last day of fiscal year 2010. 2009 amounts paid to Mr. Gestin in Euros were converted to U.S. dollars using the exchange rate of 1 Euro to $1.432 in effect on the last business day of fiscal year 2009.

(9)	Consists of statutory vacation pay of $63,011 required to be paid annually pursuant to Belgium law, retirement plan contributions of $63,832 and the cost of a company automobile of $33,699.

Grants of Plan-Based Awards for Fiscal 2011

          The following table summarizes the 2011 grants of equity and non-equity incentive plan-based awards to the Named Executive Officers.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(4)

Daniel J. Starks		738,000	1,230,000	2,460,000
	12/12/11				480,000	34.96	4,481,808

John C. Heinmiller		420,000	700,000	1,400,000
	12/12/11				300,000	34.96	2,801,130

Michael T. Rousseau		390,000	650,000	1,300,000
	12/12/11				300,000	34.96	2,801,130

Eric S. Fain		280,800	468,000	936,000
	12/12/11				200,000	34.96	1,867,420

Denis M. Gestin(5)		262,709	437,849	875,697
	12/12/11				200,000	34.96	1,867,420

Footnotes

(1)

Actual amounts paid under the MICP based on our 2011 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The performance objectives and target opportunities for awards under the MICP for each year are typically set at the Board of Directors and Compensation Committee meetings held in the December preceding the year for which performance is to be measured. For example, on December 13, 2010, the Board of Directors and Compensation Committee set the performance targets for fiscal year 2011. The performance targets are described in “Compensation Discussion and Analysis” above.

(2)	All option grants made to the Named Executive Officers were made under the St. Jude Medical, Inc. 2007 Stock Incentive Plan.

(3)	These options vest 25% on December 17 in 2012, 2013, 2014 and 2015, subject to acceleration of vesting upon a change in control under certain circumstances.

(4)

The assumptions used to estimate the grant date fair value of stock options are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(5)

Estimated possible payouts under non-equity incentive plan awards for Mr. Gestin have been converted from Euros to U.S. dollars using the exchange rate of 1 Euro to $1.2961, the exchange rate in effect on the last business day of fiscal year 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

          The following table sets forth the outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date

Daniel J. Starks	315,000	-0-	39.18	04/23/2004	04/23/2012
	216,000	-0-	51.91	12/13/2005	12/13/2013
	320,000	-0-	40.55	12/10/2007	12/10/2015
	450,000	150,000	30.58	12/15/2008	12/15/2016
	225,000	225,000	38.59	12/14/2009	12/14/2017
	120,000	360,000	41.65	12/14/2010	12/14/2018
	-0-	480,000	34.96	12/12/2011	12/12/2019

John C. Heinmiller	120,000	-0-	41.84	12/14/2004	12/14/2012
	108,000	-0-	51.91	12/13/2005	12/13/2013
	150,000	-0-	38.00	12/12/2006	12/12/2014
	160,000	-0-	40.55	12/10/2007	12/10/2015
	187,500	62,500	30.58	12/15/2008	12/15/2016
	107,000	107,000	38.59	12/14/2009	12/14/2017
	55,750	167,250	41.65	12/14/2010	12/14/2018
	-0-	300,000	34.96	12/12/2011	12/12/2019

Michael T. Rousseau	120,000	-0-	41.84	12/14/2004	12/14/2012
	106,000	-0-	51.91	12/13/2005	12/13/2013
	130,000	-0-	38.00	12/12/2006	12/12/2014
	122,000	-0-	40.55	12/10/2007	12/10/2015
	150,000	50,000	30.58	12/15/2008	12/15/2016
	91,000	91,000	38.59	12/14/2009	12/14/2017
	51,000	153,000	41.65	12/14/2010	12/14/2018
	-0-	300,000	34.96	12/12/2011	12/12/2019

Eric S. Fain	40,000	-0-	41.84	12/14/2004	12/14/2012
	34,500	-0-	51.91	12/13/2005	12/13/2013
	38,000	-0-	38.00	12/12/2006	12/12/2014
	26,000	-0-	41.49	07/01/2007	07/01/2015
	94,000	-0-	40.55	12/10/2007	12/10/2015
	112,500	37,500	30.58	12/15/2008	12/15/2016
	70,000	70,000	38.59	12/14/2009	12/14/2017
	36,125	108,375	41.65	12/14/2010	12/14/2018
	-0-	200,000	34.96	12/12/2011	12/12/2019

Denis M. Gestin	40,000	-0-	41.84	12/14/2004	12/14/2012
	34,500	-0-	51.91	12/13/2005	12/13/2013
	34,500	-0-	38.00	12/12/2006	12/12/2014
	68,000	-0-	40.55	12/10/2007	12/10/2015
	67,500	22,500	30.58	12/15/2008	12/15/2016
	45,000	45,000	38.59	12/14/2009	12/14/2017
	26,500	79,500	41.65	12/14/2010	12/14/2018
	-0-	200,000	34.96	12/12/2011	12/12/2019

Footnotes

(1)	These options vest 25% on each of the first four anniversary dates of the date of grant, subject to acceleration of vesting upon a change in control under certain circumstances.

(2)	The options granted on December 12, 2011 will vest 25% on December 17 in 2012, 2013, 2014 and 2015, subject to acceleration of vesting upon a change in control under certain circumstances.

Option Exercises and Stock Vested During Fiscal 2011

          The following table summarizes information with respect to stock option awards exercised and restricted stock vested during fiscal year 2011 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Daniel J. Starks	205,000	999,850	-0-	-0-
John C. Heinmiller	160,000	3,594,494	-0-	-0-
Michael T. Rousseau	150,000	2,123,250	1,000	35,170
Eric S. Fain	56,800	1,264,448	500	24,290
Denis M. Gestin	-0-	-0-	500	17,585

Footnotes

(1)

Calculated by multiplying the number of shares acquired on exercise by the difference between the closing market price per share of our common stock on the day of exercise and the exercise price per share.

(2)	Calculated by multiplying the number of shares acquired on vesting by the closing market price on the date of vesting.

Nonqualified Deferred Compensation

          The following table shows the executive contributions and Company contributions in fiscal year 2011 and earnings and account balances for the Named Executive Officers in the St. Jude Medical Management Savings Plan (the “MSP”), an unfunded, unsecured non-qualified deferred compensation plan. The MSP allows participants to defer up to 100% of their base pay, MICP bonus and other bonus and commission compensation. The Company makes matching contributions of 100% of deferrals up to 3% of the first $100,000 of compensation above the Internal Revenue Code limit ($245,000 in 2011). Deferred amounts and Company contributions are held in an irrevocable trust which remains subject to the claims of the Company’s creditors. Company contributions vest 20% for each calendar year of a participant’s service. Deferred amounts and Company contributions in each participant’s account are credited with the net returns of the investment funds in which such contributions are deemed to be invested. Participants may select among several deemed investment options made available by the Company, and participants may change their deemed investment elections at any time. The following investment funds were available under the MSP in fiscal 2011: Janus Balanced-I, Loomis Sayles Value-Y, Fidelity Spartan Extended Market Index-Inv, Fidelity Spartan International Index-Inv, JPMorgan Prime Money Market, PIMCO Total Return, Vanguard Target Retirement Income Fund, Vanguard Institutional Index, Vanguard Target Retirement 2010, Vanguard Target Retirement 2015, Vanguard Target Retirement 2020, Vanguard Target Retirement 2025, Vanguard Target Retirement 2030, Vanguard Target Retirement 2035, Vanguard Target Retirement 2040, Vanguard Target Retirement 2045, Vanguard Target Retirement 2050, Vanguard Total Bond Market Index-Inst, American Funds Growth Fund of America-R6, JPMorgan Mid Cap Value, Morgan Stanley Inst Mid Cap Growth, American Century Inflation Protected-Inst, American Century Small Cap Value, Columbia Acorn Fund Z and Harbor International. The returns on these investment funds for the calendar year ended December 31, 2011 ranged from -12.16% to 9.13%, with a median return of -1.26%.

          Participants may elect, prior to the beginning of each year, to have all amounts deferred and Company contributions for that year distributed on a date during employment, provided that the selected distribution date occurs at least two years after the end of the year in which the withdrawn amounts were initially deferred into the MSP. Participants may also elect at that time to receive the amount in installments over a period of up to 15 years upon separation from service, provided their account balance and length of service exceed certain minimums; otherwise payment is made in a single lump sum. If no early distribution election is made, participants will receive a distribution of their account in the MSP upon separation from service with the Company. To the extent necessary to comply with Section 409A of the Internal Revenue Code, payments made to Named Executive Officers on account of their separation from service may be delayed six months following their separation from service.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

Daniel J. Starks	51,250	3,000	(34,609)	-0-	806,193

John C. Heinmiller	35,000	3,000	(15,821)	-0-	891,759

Michael T. Rousseau	1,215,308	3,000	(178,055)	-0-	8,382,648

Eric S. Fain	141,497	3,000	(14,549)	-0-	983,416

Denis M. Gestin(5)	-0-	-0-	-0-	-0-	-0-

Footnotes

(1)	All of these amounts are included in the amounts reported under the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 38.

(2)	All of these amounts are included in the amounts reported under the “All Other Compensation” column of the Summary Compensation Table on page 38.

(3)

The amounts reported in this column represent the change during the last fiscal year in the value of the underlying mutual funds in which the Named Executive Officers’ deferred amounts were deemed to be invested. None of these amounts are reflected in the Summary Compensation Table for the last completed fiscal year.

(4)

Includes the following amounts that were previously reported as compensation to the Named Executive Officers in the Summary Compensation Table for previous years: Mr. Starks, 622,413; Mr. Heinmiller, 714,022; Mr. Rousseau, 5,794,857; and Mr. Fain, 651,510.

(5)	As a Belgium resident, Mr. Gestin is not eligible to participate in the MSP.

Employment Agreements

          The Company has no written employment agreements with the Named Executive Officers. The compensation arrangement for each of the Named Executive Officers is described under “Compensation Discussion and Analysis” above.

Change in Control Agreements

          The Company has entered into change in control severance agreements (the “Severance Agreements”) with each of the Named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the Named Executive Officer’s employment without Cause or the Named Executive Officer terminates his employment for Good Reason. Such payments and benefits include: (1) severance pay equal to 2.9 times the sum of the Named Executive Officer’s annual salary, target bonus and certain other compensation paid to the Named Executive Officer during the 12 months prior to the termination; (2) three years of health, life, accident and disability insurance substantially similar to that in effect at the time of termination; (3) the payment of legal fees and expenses relating to the termination; and (4) a gross-up payment for certain excise taxes, if they are imposed on such payments or benefits and for any tax imposed on such gross-up payment. Under the Severance Agreements, “Cause” is defined as a conviction for felony criminal conduct; “Good Reason” is defined to include a change in the Named Executive Officer’s responsibility or status, a reduction in salary or benefits or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% or more of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company’s Board of Directors or another event the majority of the Continuing Directors determines to be a change in control.

Potential Payments Upon Termination or Change in Control

          As described above, the Named Executive Officers do not have employment agreements with the Company but do have Severance Agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 31, 2011, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) plan, disability benefits and accrued vacation pay. Because it is unlikely that any of the Named Executive Officers would be affected by a layoff, the information below does not reflect benefits that may be available in such situations under Company plans and arrangements.

          Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

          Equity Awards

          If one of the Named Executive Officers were to die or become disabled, any exercisable stock options would remain exercisable for one year following the date of death or disability, except to the extent of the earlier expiration of the option term. All unexercisable stock options would immediately be cancelled and all unvested shares of restricted stock would immediately be forfeited.

          Deferred Compensation

          Other than Mr. Gestin, who is a Belgium resident and is not eligible to participate, each of the Named Executive Officers participates in our MSP, which permits the deferral of base salary and incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 42 reports each Named Executive Officer’s aggregate balance at December 31, 2011, under the MSP. The Named Executive Officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment, death or at a date during employment elected by the Named Executive Officer, subject to any claims of creditors in the event of a Company insolvency. Until distribution, the account balances continue to be credited with increases or decreases reflecting changes in the value of the deemed investment funds in which each Named Executive Officer has elected the deferred compensation to be allocated.

          Life Insurance Benefits

          The Company purchases life insurance for salaried employees generally providing a death benefit equal to the lesser of $500,000 or twice the annual salary, commission and bonus of such salaried employees. For employees whose annual salary, commission and bonus exceeds $150,000 and who participate in the MSP, the Company purchases supplemental life insurance providing a death benefit equal to the lesser of $1,250,000 or twice the annual salary, commission and supplemental bonus of such salaried employees. If a Named Executive Officer had died on December 31, 2011, their survivors would have received $1,250,000 under this arrangement, except for Mr. Starks, who declined this benefit, and Mr. Gestin, who would have been entitled to receive $2,189,243 pursuant to the life insurance plan offered to our employees in Belgium.

          Severance Payments

          In the event that a Change in Control of the Company (as defined under the Severance Agreements) had occurred on December 31, 2011, no payments would have been due to the Named Executive Officers unless they were also terminated without Cause or they terminated their employment for Good Reason (as those terms are defined under the Severance Agreements). The table below sets forth the severance payments to each of the Named Executive Officers in the event a

Change in Control had occurred on December 31, 2011 and there had been such a termination and also sets forth the “in the money” value of options for which vesting would have accelerated on that date, regardless of whether their employment was terminated.

Change in Control Payments and Acceleration of Options
	Cash Payments		“In the Money” Value of Options for Which Vesting Would Have Accelerated(1)

Named Executive Officer	Salary, Bonus and Perks- Related Payments ($)	Healthcare Benefits ($)		Total ($)
Daniel J. Starks	6,745,690	53,893	558,000	7,357,583
John C. Heinmiller	4,210,800	58,114	232,000	4,500,914
Michael T. Rousseau	4,129,600	58,114	186,000	4,373,714
Eric S. Fain	3,166,365	43,851	139,500	3,349,716
Denis M. Gestin(2)	3,449,959	25,680	83,700	3,559,339

Footnotes

(1)	Calculated using the closing price of our common stock on December 30, 2011, the last business day of fiscal year 2011.

(2)	Mr. Gestin is not a United States taxpayer and is not subject to the United States tax law.

The salary, bonus and perk-related payments would have been made in lump sums, and the health care benefits would have been provided over three years following termination. No gross-up payments would have been due for any of the Named Executive Officers in connection with the Change in Control.

PROPOSAL TO AMEND THE ST. JUDE MEDICAL, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN

Background

          The St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”) was approved by our shareholders on May 16, 2007. The purpose of the 2007 Purchase Plan is to provide employees of St. Jude Medical and certain of our subsidiaries with an opportunity to share in the ownership of St. Jude Medical by providing them with a convenient and cost-effective means to purchase our common stock to provide a stronger incentive to work for the continued success of St. Jude Medical. The 2007 Purchase Plan also enhances our ability to obtain and retain the services of employees. As of March 7, 2012, 1,642,779 shares remained available for issuance under the 2007 Purchase Plan, the majority of which are expected to be issued at the end of the current contribution period on July 31, 2012.

          A portion of the 2007 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code, and it is intended that such portion of the 2007 Purchase Plan be treated as a separate plan which shall comply with Section 423 of the Internal Revenue Code in all respects. Separately, certain provisions of the 2007 Purchase Plan govern the purchase of St. Jude Medical stock other than through the portion of the 2007 Purchase Plan governed by Section 423 of the Internal Revenue Code. It is intended that such purchases shall not be subject to the requirements of Section 423 of the Internal Revenue Code. As of March 7, 2012, approximately 88% of the shares issued under the 2007 Purchase Plan had been issued under the portion of the plan that is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. We expect that a similar percentage of the shares to be issued under the 2007 Purchase Plan in the future will be issued under the portion of the plan that is intended to be an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

          On February 23, 2012, the Board of Directors adopted, subject to shareholder approval, amendments to the 2007 Purchase Plan (the “Purchase Plan Amendments”). If adopted by our shareholders, the Purchase Plan Amendments would amend the 2007 Purchase Plan to:

•	increase the number of shares authorized for issuance under the 2007 Purchase Plan by 6,000,000 shares, from 5,000,000 to 11,000,000;

•	provide that no fractional shares will be purchased under the 2007 Purchase Plan;

•	provide that no interest will accrue on account balances or on contributions that are returned to terminated participants;

•	clarify the treatment of an employee in the case of a leave of absence or hardship withdrawal from the employee’s 401(k) account; and

•	include other technical changes relating to Section 423 of the Internal Revenue Code that are not material.

If approved by shareholders, the Purchase Plan Amendments will become effective for contribution periods and purchase dates beginning on and after August 1, 2012.

          A copy of the 2007 Purchase Plan, as amended and restated to reflect the Purchase Plan Amendments, is attached as Appendix A to this proxy statement. The following summary of the material terms of the 2007 Purchase Plan, as amended and restated, is qualified in its entirety by reference to the full text of the 2007 Purchase Plan, as amended and restated. Some of the terms summarized below do not apply to the international portion of the 2007 Purchase Plan.

Administration

          The Compensation Committee administers the 2007 Purchase Plan. It has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 2007 Purchase Plan and not inconsistent with the 2007 Purchase Plan, to construe and interpret the 2007 Purchase Plan, and to make all other determinations necessary or advisable for the administration of the 2007 Purchase Plan. The Compensation Committee may delegate ministerial duties to our employees, outside entities and outside professionals as the Compensation Committee so determines. The Board of Directors may exercise the Compensation Committee’s powers and duties under the 2007 Purchase Plan.

Share Purchases

          Participation in the 2007 Purchase Plan is voluntary. The 2007 Purchase Plan permits shares of our common stock to be sold to participating employees on the last calendar day of any contribution period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the contribution period or (2) 85% of the fair market value of our common stock on the last calendar day of each contribution period.

          Unless otherwise determined by the Board of Directors, each one-year period is a contribution period under the 2007 Purchase Plan. The Board of Directors may, in its discretion and with prior notice, change the duration and/or frequency of contribution periods from time to time, provided that in no event will a contribution period be greater than 27 months. The latest contribution period under the 2007 Purchase Plan commenced on August 1, 2011 and will end on July 31, 2012.

Eligible Participants

          Each of our employees, and each employee of our subsidiaries designated by the Compensation Committee, are eligible to participate in the 2007 Purchase Plan, provided that:

•	The employee’s customary employment is at least 20 hours per week and is more than five months per year;

•	The employee has been continuously employed by us or a designated subsidiary for at least 30 days prior to the start of the next available contribution period; and

•

Immediately after the grant of the share purchase rights under the 2007 Purchase Plan, the employee would not own shares (including shares which such employee may purchase under the 2007 Purchase Plan or under outstanding share purchase rights) having 5% or more of the total combined voting power or value of all classes of our capital stock or of any subsidiary.

          The Compensation Committee also has the power and authority to allow any of our employees who work or reside outside of the United States to participate in the international portion of the 2007 Purchase Plan in accordance with such special terms and conditions as the Compensation Committee may establish from time to time.

          As of March 7, 2012, approximately 14,500 employees were eligible as a class to participate in the 2007 Purchase Plan.

Number of Shares

          The aggregate number of shares of our common stock that are available for purchase under the 2007 Purchase Plan is currently 5,000,000 shares. If the Purchase Plan Amendments are approved by our shareholders, the maximum number of shares authorized under the 2007 Purchase Plan for purchase dates occurring on or after August 1, 2012 will be increased by 6,000,000 to 11,000,000 shares. The number of shares of common stock available for purchase under the 2007 Purchase Plan, as well as the price per share of our common stock covered by share purchase rights that have not been exercised, are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock (including any such change in the number of shares effected in connection with a change in domicile of St. Jude Medical), reorganization, recapitalization, rights offering or other increase or reduction of our outstanding common stock, and in the event that St. Jude Medical is consolidated with or merged into any other corporation.

          No participant may purchase (1) shares having a fair market value (determined at the beginning of each contribution period) exceeding $25,000 under the 2007 Purchase Plan and all other employee stock purchase plans (if any) for any calendar year or (2) more than 2,000 shares under the 2007 Purchase Plan for any calendar year.

Terms and Conditions

          Participating employees may direct us to make payroll deductions for each payroll paid during the contribution period in full dollar amounts not less than $5 and not more than 10% (or such other maximum as may be established by the Board of Directors) of such participant’s rate of regular straight time earnings, commissions and commission-based sales bonuses (excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses, including bonuses paid under our Management Incentive Compensation Plan, and any other special compensation) in effect at the time of enrollment. A participant may decrease the amount of his or her contributions once during a contribution period by following the proper administrative procedures. A participant may not increase the amount of his or her contributions during a contribution period.

          Participating employees, other than employees who are executive officers under Section 16 of the Exchange Act may withdraw from the 2007 Purchase Plan at least 30 days prior to the end of a contribution period and be paid in cash (without interest, per the Purchase Plan Amendments) all contributions in their contribution accounts. Participants who withdraw from the 2007 Purchase Plan will not be permitted to re-enroll in the 2007 Purchase Plan until the next contribution period. Upon a participant’s termination of employment with St. Jude Medical or a designated subsidiary for any reason, including the death or retirement of the participant, the participant’s participation in the 2007 Purchase Plan will cease and the participant, or the participant’s beneficiary or estate, as the case may be, will be paid in cash (without interest, per the Purchase Plan Amendments) all contributions in the participant’s contribution account.

          Participants have no interest or voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

Duration, Termination and Amendment

          Unless earlier terminated by the Board of Directors, the 2007 Purchase Plan will continue in effect until all of the shares of common stock issuable under the 2007 Purchase Plan have been exhausted. The 2007 Purchase Plan permits the Board of Directors to amend or terminate the 2007 Purchase Plan at any time, except that:

•

No amendment to the 2007 Purchase Plan may make any change in any share purchase rights previously granted that adversely affects the rights of any participant, except as otherwise provided in the 2007 Purchase Plan; and

•

Prior shareholder approval will be required for any amendment to the 2007 Purchase Plan to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code or the requirements of the NYSE or any securities exchange that are applicable to us.

Transferability of Contributions and Purchase Rights

          During a participant’s lifetime, a participant’s share purchase rights under the 2007 Purchase Plan are exercisable only by the participant. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of share purchase rights or the right to receive shares under the 2007 Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (except as otherwise set forth in the 2007 Purchase Plan in the event of the participant’s death) by the participant.

Federal Income Tax Consequences

          The following is a brief summary of the federal income tax aspects of the share purchase rights that may be granted under the 2007 Purchase Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

          The 2007 Purchase Plan, and the right of participants to make purchases of our common stock pursuant to the 2007 Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the 2007 Purchase Plan will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of common stock under the 2007 Purchase Plan, and we will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2007 Purchase Plan.

          The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares we will receive no deduction and the participant will recognize:

•

ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the 2007 Purchase Plan, applied to the fair market value of the shares at the first day of the contribution period; and

•	long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

          However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

Historical Purchases under the 2007 Purchase Plan

          The following table sets forth information regarding the number of shares of our common stock that have been purchased under the 2007 Purchase Plan as of March 7, 2012 by the Named Executive

Officers and the specified groups set forth below. Non-employee Directors are not eligible to participate in the 2007 Purchase Plan.

Name and Principal Position	Number of Shares Purchased

Daniel J. Starks Chairman, President and Chief Executive Officer	-0-

John C. Heinmiller Executive Vice President and Chief Financial Officer	2,434

Michael T. Rousseau Group President	2,434

Eric S. Fain President, Cardiac Rhythm Management Division	2,123

Denis M. Gestin President, International Division	2,371

All executive officers as a group (13 persons)	19,765

Each other person who received or is to receive 5% of such rights	―

All employees (other than executive officers) as a group (15,400 persons)	3,338,326

New Plan Benefits

          Because the amount of future benefits under the 2007 Purchase Plan will depend on participant elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the Purchase Plan Amendments are approved by our shareholders. The closing price of a share of our common stock as reported on the NYSE on March 7, 2012, was $[______].

Equity Compensation Plan Information

          The following table summarizes information regarding our equity compensation plans in effect as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)(2)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)(4)
Stock plans approved by shareholders (5)	28,843,446	38.58	22,917,352

St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan approved by shareholders	—	—	1,642,779

All equity compensation plans approved by shareholders	28,843,446	38.58	24,560,131

Equity compensation plans not approved by shareholders	—	—	—

Total	28,843,446	38.58	24,560,131

Footnotes

(1)

As of February 14, 2012, the number of shares to be issued upon exercise of outstanding options, warrants and rights was 28,070,837, the weighted-average exercise price of outstanding options, warrants and rights was $38.57 and the remaining weighted average contractual term was 4.9 years. As of February 14, 2012, the number of shares to be issued upon vesting of restricted stock units was 1,286,522 and there were 2,625 shares of restricted stock outstanding. The option amounts include shares underlying stock options that were assumed by us in connection with our acquisition of Advanced Neuromodulation Systems, Inc. (“ANS”) in November 2005.

(2)

Excludes, as of December 31, 2011, 169,562 shares underlying outstanding stock options assumed by us in connection with our acquisition of ANS which were originally granted pursuant to the following plans of ANS: the Quest Medical, Inc. 1995 Stock Option Plan, the Quest Medical, Inc. 1998 Stock Option Plan, the ANS 2000 Stock Option Plan, the ANS 2001 Employee Stock Option Plan, the ANS 2002 Stock Option Plan and the ANS 2004 Stock Incentive Plan. The options are administered pursuant to the terms of the plan under which they were originally granted. No future options will be granted under these acquired plans.

(3)

As of February 14, 2012, the number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) was 22,931,221, of which no more than 9,803,374 shares can be issued as awards other than stock options or stock appreciation rights. This total does not include shares available under the 2007 Employee Stock Purchase Plan. Of the 22,931,221 shares available for future awards, 22,671,507 of those shares are under plans that provide for a maximum term of eight years, and 259,714 shares are under the St. Jude Medical, Inc. 1997 Stock Option Plan, which provides for a maximum term of ten years. Since 2000, all stock option awards have been granted with an eight year term, regardless of whether the plan under which they were granted would permit a longer term.

(4)

The shares available for future issuance as of December 31, 2011 included 107,439 shares available for restricted stock grants under the St. Jude Medical, Inc. 2000 Stock Plan, as amended and, if all remaining shares authorized for issuance under the 2007 Stock Incentive Plan were allocated to full value awards such that no additional stock options could be granted under the 2007 Stock Incentive Plan, up to 9,664,266 shares available for full value awards under the 2007 Stock Incentive Plan. As of February 14, 2012, the shares available for future issuance included 107,439 shares available for restricted stock grants under the St. Jude Medical, Inc. 2000 Stock Plan, as amended and, if all remaining shares authorized for issuance under the 2007 Stock Incentive Plan were allocated to full value awards such that no additional stock options could be granted under the 2007 Stock Incentive Plan, up to 9,695,935 shares available for full value awards under the 2007 Stock Incentive Plan.

(5)

Includes the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan, as amended, the St. Jude Medical, Inc. 2002 Stock Plan, as amended, the St. Jude Medical, Inc. 2006 Stock Plan and the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended.

The Board of Directors recommends a vote FOR approval of the
2007 Purchase Plan, as amended and restated. Proxies will be voted FOR approval of the
2007 Purchase Plan, as amended and restated, unless otherwise specified.

AMENDMENT TO OUR ARTICLES OF INCORPORATION AND BYLAWS TO DECLASSIFY OUR BOARD OF DIRECTORS

          Our Board of Directors is currently divided into three classes, and members of each class are elected to serve for staggered three-year terms. Included in the proxy statement for our 2011 Annual Meeting of Shareholders was a shareholder proposal requesting that our Board of Directors declassify our Board and establish annual elections of our Directors. Our Board of Directors did not oppose the proposal and made no voting recommendation to shareholders regarding the proposal. The Board stated that if shareholders approved the shareholder proposal, the Board would present for a vote of shareholders at the 2012 Annual Meeting of Shareholders an amendment to our Articles of Incorporation to declassify the board. The shareholder proposal to declassify the Board was approved by shareholders, receiving approximately 94% of the votes cast on the proposal.

          Our Articles of Incorporation (Article IX, Sections 2 and 8) and Bylaws (Article II, Section 2(b)) contain provisions regarding the classification of the Board of Directors and the filling of Director vacancies. In light of the shareholder approval of last year’s shareholder proposal to declassify the Board, the Board of Directors has approved amendments to these provisions in the Articles of Incorporation and Bylaws to declassify the board, subject to shareholder approval at the 2012 Annual Meeting of Shareholders, and is recommending such amendments to our shareholders.

          If adopted, the amendments would become effective immediately following the 2012 Annual Meeting of Shareholders. Therefore, Directors elected at the 2013 annual meeting and thereafter would be elected to one-year terms. In accordance with the shareholder proposal that was approved by the shareholders last year, the declassification of the Board would be phased in so that it does not affect the unexpired term of any Director elected prior to the 2013 annual meeting. Therefore, the Directors elected at the 2012 annual meeting will be elected to three-year terms, expiring at the 2015 annual meeting. The terms of the Directors elected at the 2011 annual meeting will expire at the 2014 annual meeting, and the terms of the Directors elected at the 2010 annual meeting will expire at the 2013 annual meeting. From and after the 2015 annual meeting, all Directors would stand for election annually. Any Director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors would hold office until the next annual meeting of shareholders. The amendments would also eliminate the supermajority vote required to alter, amend or repeal these provisions in the future.

          Under the terms of the Articles of Incorporation and Bylaws, the proposed amendments must be adopted by the affirmative vote of at least 80% of the votes entitled to be cast by holders of all outstanding shares of common stock at the 2012 Annual Meeting of Shareholders. If the amendments are not adopted by shareholders, the Board of Directors will remain classified.

          The proposed amendments to our Articles of Incorporation and Bylaws are set forth in Appendix B to this proxy statement.

The Board of Directors recommends a vote FOR the proposal to amend our Articles of
Incorporation and Bylaws to declassify our Board. Proxies
will be voted FOR approval of the proposal unless otherwise specified.

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

          Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement. The Company asks that you support the compensation of our Named Executive Officers as disclosed in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. The Company currently conducts annual advisory votes on executive compensation, and the Company expects to conduct the next advisory vote at our 2013 annual meeting of shareholders.

          The Company has in the past obtained approval from shareholders for the most significant incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans include our MICP and our stock incentive plans and make up a majority of the pay that the Company provides to our Named Executive Officers. Thus, shareholders have already had a voice in the largest part of our executive compensation program.

          Our executive compensation program must be viewed in light of our performance. St. Jude Medical has had a long-standing tradition of delivering results for our shareholders, customers, and the communities in which we operate. We are one of the largest 500 companies in the United States (based on revenue) with facilities in more than 30 countries throughout the world, and we generate nearly 53% of our net sales outside of the United States. We believe our executive compensation program has played a material role in attracting and retaining a highly experienced, successful team to drive strong financial results and manage the Company through the recent economic downturn and challenging cardiac rhythm management market. In 2011:

•	The Company’s revenue grew to $5.612 billion, representing an increase of $447 million or 7.7% over the prior year;

•

Adjusted net earnings (non-GAAP) grew to $1,074 million in 2011, an increase of $79 million or nearly 8% over the prior year[1], resulting in, on an adjusted net earnings basis, the most profitable year in the history of the Company; and

•	Adjusted diluted net earnings per share (non-GAAP) grew to $3.28 in 2011, an increase of $0.27 or 9% over the prior year[1].

          In addition, we are well-positioned coming out of 2011 to continue our success. Over the last two years, St. Jude Medical has invested almost $3 billion in medical device technologies that are designed to both help patients as well as improve healthcare on a cost-effective basis, and we continue to make sizable investments in research and development to support our future growth. At the start of 2011, we laid out 18 growth drivers that would help St. Jude Medical continue to deliver sustainable growth in the years to come, and we have made significant strides toward the development and commercialization of these growth drivers in 2011. We also have remained disciplined in our efforts to streamline our manufacturing processes and leverage our sales organizations. We continue to grow our global workforce, now with more than 16,000 St. Jude Medical employees, whose work helps us to advance the practice of medicine and improve patient outcomes.

[1]

A reconciliation of non-GAAP adjusted net earnings and non-GAAP adjusted diluted net earnings per share is included in the Adjustments for Non-GAAP Financial Measures section on page 35 of this proxy statement.

          We believe that our executive compensation program is structured in the best manner possible to support the Company and its business objectives. It has been designed to implement certain core compensation principles, which include:

•

alignment of management’s interests with our shareholders’ interests to support long-term value creation, including, by way of example, through equity compensation programs, share ownership guidelines and “clawback” and anti-hedging policies;

•	pay for performance, demonstrated by linking bonuses paid under our MICP to key financial deliverables; and

•	linking compensation to market levels of compensation adopted by our competitors.

          In particular, Mr. Starks, our Chairman, President and Chief Executive Officer, who has been with the Company for 16 years, now owns approximately 6,386,116 shares of the Company’s common stock, making him the Company’s largest individual shareholder. This assures that his interests are aligned with the shareholders’ interests.

          In the course of establishing the compensation programs and awarding compensation for fiscal 2011, our Compensation Committee reviewed the Company’s business expectations, and ultimately, performance, for fiscal 2011, and data and analyses regarding median market compensation. In addition, the Compensation Committee received advice and counsel on the program from its compensation consultant. The Committee determined that performance-based incentives were best able to motivate our Named Executive Officers to achieve short-term and long-term business goals.

          The Company believes that our executive compensation program is worthy of your support for the following reasons:

•

Our compensation programs are substantially tied to achievement of our key business objectives, which are designed to further the success of the Company and our shareholders. For example, while the Company was able to grow both revenue and adjusted EPS in fiscal year 2011, despite significant macroeconomic and industry challenges, both revenue and EPS performance fell below that identified in the 2011 operating plan. Accordingly, executive compensation was directly impacted by the Company’s financial performance during 2011.

•

Our compensation program for executive officers delivers a large part of potential total compensation in equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executives. This is evidenced by the fact that the year-end stock price for 2011 resulted in no “in-the-money” value related to the equity awards granted to Named Executive Officers in December 2009, 2010 and 2011.

•	We maintain a high-quality corporate governance framework.

•

We closely monitor the compensation programs and pay levels of executives at companies of similar size and complexity so that we can ensure that our compensation programs are within the range of market practices.

•	Each of the Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

          We believe that the information we have provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement for the 2012 Annual Meeting of Shareholders.”

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Named Executive Officers as set forth in this proxy statement. Proxies will be voted FOR adoption of this resolution unless otherwise specified.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012. Ernst & Young LLP will audit our consolidated financial statements for 2012 and perform other services approved by the Audit Committee.

Audit and Other Fees

          The following table presents Ernst & Young LLP fees for professional services by type and amount charged to the Company during fiscal years 2011 and 2010 (in thousands):

	2011	2010
Audit Fees(1)	$6,249	$5,794
Audit-Related Fees(2)	$72	$112
Tax Fees(3)	$4,744	$2,883
All Other Fees	—	—

Footnotes

(1)

Audit fees represent fees billed for professional services rendered for: the audit of the registrant’s annual financial statements; the review of quarterly financial statements; services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; and services that generally only the auditor reasonably can provide. This category includes: fees for statutory audits required domestically and internationally; comfort letters; consents; assistance with and review of documents filed with the SEC; Section 404 attestation services; other attest services that generally only the auditor can provide; work done by tax professionals in connection with the audit or quarterly review; and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	Audit-related fees represent amounts for employee benefit plan audits, due diligence assistance and other attestation services.

(3)

Tax fees represent amounts for preparation or review of the Company’s income and related tax returns, tax planning and tax advice. Tax fees for preparation or review of the Company’s income and related tax returns totaled $904 (thousand) and $659 (thousand) in fiscal years 2011 and 2010, respectively.

Pre-Approval Policy for Audit and Permissible Non-Audit Services

          In 2003, the Audit Committee adopted the “Pre-Approval of Independent Auditor Services and Fees” policy. The policy requires that all services by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee and expresses a preference that non-audit services be performed by persons other than the Company’s independent registered public accounting firm. Each year, the Audit Committee authorizes the terms, including the scope, and the fees for the annual audit. Once a year, the Audit Committee reviews general requests to approve non-audit matters, including fees, performed by the Company’s independent registered public accounting firm. In addition, specific requests for non-audit services by the independent registered public accounting firm may be brought to the Audit Committee from time to time. The policy also prohibits engaging the independent registered public accounting firm to perform services prohibited by law.

          In 2010 and 2011, there were no fees paid to Ernst & Young LLP that were not approved in advance by the Audit Committee.

Ratification of Appointment

          A proposal will be presented at the annual meeting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012 in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection of the Company’s independent registered public accounting firm for 2012. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent registered public accounting firm, may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement and to answer your questions.

The Board of Directors recommends a vote FOR ratification of the appointment of
Ernst & Young LLP. Proxies will be voted FOR ratification of this appointment unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

          Under SEC rules, shareholders who wish to present a proposal at the 2013 Annual Meeting of Shareholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Jason Zellers, Corporate Secretary, St. Jude Medical, Inc., One St. Jude Medical Drive, St. Paul, Minnesota 55117. We must receive your written proposal no later than November 23, 2012.

          Shareholders who intend to present a proposal at the 2013 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company’s Bylaws. Our Bylaws require, among other things, that a shareholder submit a written notice to the Corporate Secretary of the Company of the intention to bring a proposal before the meeting not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made).

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

          We have sent to our shareholders the Notice containing instructions on how to access this proxy statement and our 2011 Annual Report to Shareholders on-line. Shareholders who received a paper copy of this proxy statement were also sent a copy of our 2011 Annual Report. Both our 2011 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2011 are available on our website at www.sjm.com, by clicking on Investor Relations and Annual Reports and SEC Filings, respectively. Copies of the Form 10-K are available to any shareholder who submits a request in writing to St. Jude Medical, Inc., One St. Jude Medical Drive, St. Paul, MN 55117, Attention: Corporate Secretary. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

“HOUSEHOLDING” OF PROXY MATERIALS

          The SEC rules allow a single copy of the Notice or proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household St. Jude Medical Notices or proxy statements and annual reports, delivering a single copy of these documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notice or proxy statement and annual report, or if you are receiving multiple copies of these documents and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our Notice or proxy statement and annual report to a shareholder at a shared address to which single copies of these documents were delivered. For copies of these documents, shareholders should write to St. Jude Medical, Inc., One St. Jude Medical Drive, St. Paul, MN 55117, Attention: Corporate Secretary, or call (800) 328-9634.

OTHER MATTERS

          We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, the holders of the proxies will have discretionary voting authority to vote your shares as they deem in the best interest of the Company.

Daniel J. Starks
Chairman of the Board of Directors,
President and Chief Executive Officer

March 23, 2012

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APPENDIX A

ST. JUDE MEDICAL, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective August 1, 2012

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ST. JUDE MEDICAL, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
As Amended Effective August 1, 2012

          The following constitute the provisions of the 2007 Employee Stock Purchase Plan of St. Jude Medical, Inc.

Section 1.	Introduction.

          (a)          Purpose. The purpose of the Plan is to enable the Company to obtain and retain the services of employees. In addition, the Plan provides a convenient, meaningful opportunity for employees to purchase St. Jude Medical, Inc. stock, thereby increasing participating employees’ personal interest in the Company’s success. It is the intention of the Company to have a portion of the Plan qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Code, and it is intended that such portion of the Plan be treated as a separate plan which shall comply with Section 423 of the Code in all respects. Separately, certain provisions of this Plan document, including Section 27 and any additional provisions or rules adopted by the Committee pursuant thereto, govern the purchase of St. Jude Medical, Inc. stock other than through the portion of the Plan governed by Section 423 of the Code. It is intended that such purchases shall not be subject to the requirements of Section 423 of the Code.

          (b)          Portion of Plan to Comply with Section 423. The Company intends to have a portion of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code; and intends that such portion of the Plan be treated as a separate plan. Such portion of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner that is consistent with Section 423 of the Code.

          (c)          Portions of Plan Not Complying with Section 423. Section 27 of this Plan, and any additional provisions adopted by the Committee pursuant thereto, are intended by the Company to allow creation of separate portions of the Plan providing for the offering of Common Stock other than through the portion of the Plan governed by Section 423 of the Code, for purchase by individuals who are either (i) generally not subject to income taxation by the United States or (ii) are employed by Subsidiaries other than Designated Subsidiaries.

Section 2.	Definitions.

          (a)          “Account” means the funds accumulated with respect to a Participant as a result of deduction from such Participant’s paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

          (b)          “Board” means the Board of Directors of the Company.

          (c)          “Business Day” means any day (other than a Saturday or Sunday) on which the New York Stock Exchange is permitted to be open for trading.

          (d)          “Code” means the Internal Revenue Code of 1986, as amended.

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          (e)          “Commencement Date” means the first calendar day of each Contribution Period of the Plan.

          (f)          “Common Stock” means the Common Stock, par value $.10 per share, of the Company.

          (g)          “Committee” means the committee described in Section 13(a) of the Plan.

          (h)          “Company” means St. Jude Medical, Inc., a Minnesota corporation. Effective as of the date any Subsidiary becomes a Designated Subsidiary, references herein to the “Company” shall be interpreted to include such Designated Subsidiary, as appropriate.

          (i)          “Compensation” means regular straight time earnings, commissions and commission-based sales bonuses annualized at the time of enrollment prior to the Commencement Date, excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses (including bonuses paid under the Company’s Management Incentive Compensation Plan) and any other special remuneration.

          (j)          “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave; (ii) leave allowed under the Family and Medical Leave Act; (iii) personal leave; (iv) military leave; (v) jury duty; (vi) any other leave of absence approved by the Committee; provided that any such leave referred to in (i) through (vi) does not exceed three months, unless re-employment upon the expiration of such leave is guaranteed by contract or statute; or (vii) transfers between locations of the Company or between the Company and its Subsidiaries. In the case of an approved leave that exceeds 3 months and the Employee’s right to reemployment is not provided either by contract or by statute, the Employee is deemed to incur a termination of his or her Continuous Status as an Employee (for purposes of this Plan) on the first day immediately following such three-month period.

          (k)          “Contribution Period” means a 1-year period; provided, however, that the Board shall have the power to change the duration and/or frequency of Contribution Periods with respect to future purchases without shareholder approval if such change is announced at least 5 Business Days prior to the scheduled beginning of the first Contribution Period to be affected; provided further, however, that no Contribution Period shall exceed 27 months.

          (l)          “Contributions” means all amounts credited to the Account of a Participant pursuant to the Plan.

          (m)          “Corporate Transaction” means (i) a sale of all or substantially all of the Company’s assets or (ii) a merger, consolidation or other capital reorganization of the Company with or into another corporation or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

          (n)          “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the portion of the Plan subject to Section 423 of the Code.

          (o)          “Employee” means any person, including an Officer or director who is also an employee, but excluding any person whose customary employment is (i) less than 20 hours per week or (ii) for not more than 5 months in any calendar year.

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          (p)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (q)          “Fair Market Value” means, with respect to the Common Stock on a given date, the closing price for the Common Stock for such date, or if such date is not a Business Day, the last reported sale price for the Common Stock for the last Business Day preceding such date, as quoted on the New York Stock Exchange or another exchange; provided, however, that if the Common Stock ceases to be listed for trading on the New York Stock Exchange or another exchange, “Fair Market Value” of the Common Stock for a given date shall mean the value determined in good faith by the Board.

          (r)          “New Purchase Date” shall have the meaning set forth in Section 18(b) hereof.

          (s)          “Officer” means a person who has been designated by the Board as a reporting officer for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t)          “Participant” means any Employee who is eligible and has elected to participate in the Plan accordance with Sections 3 and 5 hereof and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

          (u)          “Plan” means this 2007 Employee Stock Purchase Plan, as may be amended from time to time.

          (v)          “Purchase Date” means the last calendar day of each Contribution Period of the Plan.

          (w)          “Purchase Price” means with respect to a Contribution Period that price as announced by the Committee prior to the first Business Day of that Contribution Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first Business Day of that Contribution Period; provided, however, that in no event shall the Purchase Price for any Contribution Period be less than the lesser of 85% of the Fair Market Value of a Share on the Commencement Date or on the Purchase Date, in each case rounded up to the next higher full cent. If the Commencement Date or the Purchase Date is not a Business Day, then the Purchase Price for any Contribution Period shall not be less than the lesser of 85% of the Fair Market Value of a Share on the Business Day immediately preceding the Commencement Date or the Purchase Date.

          (x)          “Share” means a share of Common Stock, as adjusted in accordance with Section 18 hereof.

          (y)          “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock is held by the Company or any such subsidiary of the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or another such subsidiary of the Company. “Subsidiary” also means an unincorporated business entity, such as a limited liability company or partnership, in which the Company holds directly or indirectly not less than 50% of the total combined voting power with respect to all classes of equity ownership of such entity, whether or not such unincorporated business entity now exists or is hereafter organized or acquired by the Company or another Subsidiary of the Company, but only if such entity either (i) has duly elected under applicable treasury regulations to be an association treated as a corporation for federal income tax purposes, and such election continues in effect; or (ii) is disregarded as a separate entity for federal income tax purposes, has not made an election described in clause (i) of this sentence and, pursuant to applicable treasury regulations, its assets are considered to be owned by another Subsidiary that is a corporation or is treated as one under clause (i) of this sentence.

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Section 3.	Eligibility.

          (a)          Any person who is an Employee and has completed 30 days of continuous employment service for the Company or one or more of its Designated Subsidiaries shall become eligible to participate in the Plan on the first day of the month coincident with or following completion of such period of service, subject to the requirements of Section 5(a) hereof and the limitations imposed by Section 423(b) of the Code.

          (b)          Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted), or that exceeds 2,000 Shares, for each calendar year in which such option is outstanding at any time.

Section 4.	Contribution Periods.

          The Plan shall be implemented by a series of consecutive Contribution Periods. The first Contribution Period shall commence on August 1, 2007 and shall end on July 31, 2008. The Plan shall continue until terminated in accordance with Sections 19 and 22 hereof.

Section 5.	Participation.

          (a)          An eligible Employee may become a Participant by following the established enrollment procedure as directed by the Committee, or other entity designated by the Committee, prior to the Commencement Date of the applicable Contribution Period, unless an earlier or later time for completing the enrollment procedure is set by the Committee for all eligible Employees with respect to a given Contribution Period. The eligible Employee shall determine the amount of the Participant’s Compensation (subject to Section 6(a) hereof) to be paid as Contributions pursuant to the Plan.

          (b)          Payroll deductions shall commence on the first payroll paid on or following the Commencement Date and shall end on the last payroll paid on or prior to the Purchase Date of the Contribution Period, unless sooner terminated as provided in Section 10 hereof. A Participant who has elected to participate in a Contribution Period shall automatically participate in the next Contribution Period until such time as such Participant withdraws from the Plan or terminates employment as provided in Section 10 hereof.

Section 6.	Method of Payment of Contributions.

          (a)          Contribution Amounts. A Participant shall elect to have payroll deductions made on each payroll paid during the Contribution Period in full dollar amounts not less than $5 and not more than 10% of the Participant’s rate of Compensation in effect at the time of enrollment (or such other maximum percentage as the Board may establish from time to time before any Commencement Date). All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into his or her Account. No assets in a Participant’s Account shall be subject to the debts, contracts, liabilities, engagements or torts of the Participant.

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          (b)          Contribution Changes by a Participant.

                          i.          A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

                          ii.          Unless otherwise provided by the Committee, a Participant may decrease the amount of his or her Contributions once during a Contribution Period by following the established administrative procedures as directed by the Committee to authorize a decrease in the payroll deduction amount. The decrease in amount shall be effective as soon as administratively feasible following the date of receipt by the Company, or other entity designated by the Committee. However, any decrease in amount must be made at least 30 days prior to the end of the Contribution Period to ensure such decrease shall be effective within the current Contribution Period.

                          iii.          Unless otherwise provided by the Committee, a Participant may not increase the amount of his or her Contributions during a Contribution Period. A Participant may only increase the amount of his or her Contributions with respect to a future Contribution Period by following the established administrative procedures as directed by the Committee to authorize an increase in the payroll deduction amount. The increase in amount shall be effective as of the Commencement Date of the next Contribution Period following the date of receipt by the Company, or other entity designated by the Committee.

          (c)          Contribution Changes by the Company.

                          i.          Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be adjusted during any Contribution Period, subject to the discretion of the Committee. Payroll deductions shall re-commence at the amount provided in such Participant’s most recently submitted enrollment materials at the beginning of the first Contribution Period that is scheduled to end in the next succeeding calendar year, unless terminated by the Participant as provided in Section 10 hereof.

                          ii.          If a Participant goes on an approved paid leave of absence during a Contribution Period, the Participant’s payroll deductions shall continue in effect during such leave unless the Participant is deemed to incur a termination of his or her Continuous Status as an Employee prior to the Purchase Date of the Contribution Period (i.e., because the leave exceeds three months and re-employment upon the expiration of such leave is not guaranteed by contract or statute).

                          iii.          If a Participant goes on an approved unpaid leave of absence during a Contribution Period, the Participant’s payroll deductions shall be suspended during such leave. Except as otherwise provided by the Committee, if such Participant returns from leave (without incurring a termination of his or her Continuous Status as an Employee), payroll deductions shall resume at an adjusted amount to account for payroll deductions in arrears, unless the Participant elects to decrease the amount of his or her Contributions as set forth in Section 6(b) above).

Section 7.	Grant of Option.

          On the Commencement Date of each Contribution Period, each eligible Employee participating in such Contribution Period shall be granted an option to purchase on the Purchase Date a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s Account as of the Purchase Date by the applicable Purchase Price, subject to the limitations set forth in Sections 3(b) and 12 hereof.

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Section 8.	Exercise of Option.

          Unless a Participant ceases to be an eligible Employee as provided in Section 3 or withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of each Contribution Period, and the maximum number of Shares (rounded down to the nearest whole Share) subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her Account. Unused Contributions representing the amount of any fractional Share shall be returned to the Participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

Section 9.	Delivery.

          As promptly as practicable after each Purchase Date of each Contribution Period, the number of Shares purchased by each Participant upon exercise of his or her option shall be delivered in accordance with procedures established from time to time by the Committee, and a transfer agent for the Common Stock may be utilized or a brokerage or nominee account may be established for this purpose. The terms of such transfer agency or brokerage or nominee account shall be at the sole discretion of the Company, and participation in the Plan is expressly conditioned on the acceptance of such terms.

Section 10.	Withdrawal; Termination of Employment.

          (a)          Voluntary Withdrawal. A Participant may withdraw from the Plan by following the established administrative procedures as directed by the Committee, or other entity designated by the Committee. The withdrawal request will be effective as soon as administratively feasible. However, any withdrawal request must be made at least 30 days prior to the end of a Contribution Period to ensure such withdrawal request shall be effective within such Contribution Period. Once the withdrawal request is effective, all of the Participant’s Contributions credited to his or her Account will be paid to him or her, his or her option will be automatically terminated, and no further Contributions for the purchase of Shares will be made absent re-enrollment. Notwithstanding the foregoing, an Officer shall not have the right to withdraw Contributions credited to his or her account under the Plan except in accordance with Section 10(b) hereof. Upon withdrawal from the Plan, a Participant may not re-enroll in the Plan until the next Contribution Period. In order to re-enroll, a Participant must follow the provisions set forth under Section 5(a) hereof.

          (b)          Termination of Continuous Status as an Employee.

                          i.          Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of a Contribution Period for any reason, including death or retirement, the Contributions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and his or her option will be automatically terminated. Whether the Participant’s Continuous Status as an Employee has been terminated shall be determined by the Committee in its sole discretion. In the event that any Designated Subsidiary ceases to be a Designated Subsidiary of the Company, the employees of such Designated Subsidiary shall no longer be Employees for purposes of Section 3(a) hereof as of the date such Designated Subsidiary ceases to be a Designated Subsidiary.

                          ii.          Notwithstanding the foregoing, if any Participant on an approved leave of absence is deemed to incur a termination of the Participant’s Continuous Status as an Employee (i.e., because the leave exceeds three months and re-employment upon the expiration of such leave is not guaranteed by

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contract or statute) within three months preceding the Purchase Date of a Contribution Period, his or her option will not be terminated, and any Contributions previously credited to the Participant’s Account will remain in the Account and be applied toward the purchase of Shares.

          (c)          Hardship Withdrawal. If, during a Contribution Period, the Participant receives a hardship withdrawal under the Company’s tax-qualified cash or deferral arrangement under Section 401(k) of the Code, the Participant’s participation in the Plan shall be discontinued. Once the hardship withdrawal request is effective, all of the Participant’s Contributions credited to his or her Account will be paid to him or her, his or her option will be automatically terminated, and no further Contributions for the purchase of Shares will be made absent re-enrollment. Upon withdrawal from the Plan, a Participant may not re-enroll in the Plan until the next Contribution Period that begins at least six months after receipt of the hardship distribution. In order to re-enroll, a Participant must follow the provisions set forth under Section 5(a) hereof.

          (d)          A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or any Subsidiary.

Section 11.	Interest.

          No interest shall accrue on the Contributions or the Account balance of a Participant in the Plan, unless otherwise determined necessary by the Committee for the Accounts of Participants in the portion of the Plan that is not intended to qualify under Section 423 of the Code.

Section 12.	Shares.

          (a)          The maximum number of Shares originally authorized for issuance under the Plan was 5,000,000 Shares (subject to adjustment as provided in Section 18 hereof). Effective for Purchase Dates occuring on or after August 1, 2012, the number of Shares available for issuance under the Plan is increased by 6,000,000 Shares to a total of 11,000,000 Shares (subject to adjustment as provided in Section 18 hereof). If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares available for sale under the Plan on such Purchase Date, the Committee shall make a pro rata allocation of the Shares available for purchase on such Purchase Date among all Participants, and the balances in the Accounts shall be refunded to the respective Participants.

          (b)          The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

Section 13.	Administration.

          (a)          The Committee. The Plan shall be administered by a committee (the “Committee”) established by the Board. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board.

          (b)          Powers of Committee. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may

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delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines.

          (c)         Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 14.	Death of Participant.

          In the event of the death of a Participant, the Company shall deliver any Shares and cash in the Participant’s Account to a beneficiary previously designated by the Participant or, if there is no surviving beneficiary duly designated, to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 15.	Transferability.

          Neither Contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

Section 16.	Use of Funds.

          All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship among the Company, the Board, the Committee and the Participant. To the extent a Participant acquires a right to receive payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 17.	Reports.

          Accounts will be maintained for each Participant in the Plan. Account statements will be made available to participating Employees by the Company and will set forth the amounts of Contributions, the Purchase Price per Share, the number of Shares purchased and the remaining cash balance, if any.

Section 18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)          Adjustment The number of Shares set forth in Section 12 hereof, the price per Share covered by each option under the Plan that has not yet been exercised and the maximum number of Shares that may be purchased by a Participant in a calendar year pursuant to Section 3(b) hereof, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall

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affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares issuable hereunder or subject to an option hereunder.

          (b)          Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Contribution Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board in its sole discretion, and in such event, all outstanding options shall automatically terminate and the balance in the Accounts shall be refunded to the respective Participants. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Contribution Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Contribution Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Corporate Transaction and the Board shall notify each Participant in writing, at least 10 days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Plan as provided in Section 10 hereof. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Corporate Transaction if the holder had been, immediately prior to the Corporate Transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value, as determined by the Committee, to the per Share consideration received by holders of Common Stock in the Corporate Transaction.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares set forth in Section 12 hereof, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Stock, and in the event the Company is consolidated with or merged into any other corporation.

Section 19.	Amendment or Termination.

          (a)          The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination of the Plan may affect options previously granted, provided that the Plan or the Contribution Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Contribution Period then in progress if the Board determines that termination of the Plan and/or the Contribution Period is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Contribution Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Except as provided in Section 18 hereof and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b‑3 under the Exchange Act or Section 423 of the Code (or, in either

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case, any successor rule or provision or any applicable law or regulation) or the requirements of any stock exchange upon which the Shares may then be listed, the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

          (b)          Without shareholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Contribution Periods and/or the Purchase Price as permitted under the Plan, limit the frequency and/or number of changes in the amount deducted during a Contribution Period, establish the exchange ratio applicable to amounts deducted in a currency other than U.S. dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts deducted from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion to be advisable and consistent with the Plan.

Section 20.	Notices.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 21.	Conditions Upon Issuance of Shares.

          Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 22.	Term of Plan; Effective Date.

          The Plan shall become effective upon approval by the Company’s shareholders. It shall continue in effect until all of the Shares set forth in Section 12 hereof are exhausted or such earlier time as the Plan is terminated pursuant to Section 19 hereof.

Section 23.	Additional Restrictions of Rule 16b-3.

          The terms and conditions of options granted hereunder to, and the purchase of Shares by, Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall be deemed to contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10

Section 24.	Governing Law.

          The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan, and any rules and regulations relating to the Plan.

Section 25.	Severability.

          If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan under any law, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

Section 26.	No Rights as an Employee.

          This Plan shall not form part of any contract of employment between the Company or any of the Designated Subsidiaries or Subsidiaries not constituting Designated Subsidiaries nor shall this Plan amend, abrogate or affect any existing employment contract between the Company or any Designated Subsidiary or any Subsidiary not being a Designated Subsidiary and their respective employees. Nothing in the Plan shall be construed to give any person (including an Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or a Subsidiary to terminate the employment of any person (including the Employee or Participant) at any time with or without cause. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Subsidiary, or give rise to any cause of action at law or in equity against the Company or any Subsidiary. Neither the Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Common Stock at a discount, shall form any part of the wages or salary of any eligible Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an Employee be entitled to any compensation for any loss of any right or benefit under this Plan which such Employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

Section 27.	International Participants.

          The Committee shall have the power and authority to allow any of the Company’s Subsidiaries other than Designated Subsidiaries to adopt and join in the portion of this Plan that is not intended to comply with Section 423 of the Code and to allow employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may establish from time to time, which terms and conditions may modify the terms and conditions of the Plan set forth elsewhere in this Plan. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Contribution Period, the maximum amount of contributions, credits or Shares which may be acquired by any participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares

11

hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 27 shall not be subject to the requirements of Section 423 of the Code.

Section 28.	Taxes.

          Participants are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed under the laws of the country of their residency or of the organization of the Subsidiary employing such Participant to constitute income arising out of the Plan, the purchase and sale of Shares pursuant to the Plan and the distribution of Shares or cash to the Participant in accordance with this Plan. Each Participant hereby authorizes the relevant Subsidiary to make appropriate withholding deductions from each Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 6, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the Participant under applicable law.

Section 29.	Acceptance of Terms.

          By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

Adopted by the Board on February 23, 2007 and approved by Shareholders on May 16, 2007.

Amended by the Board on February 24, 2012 and approved by Shareholders on ________, 2012, but effective for Contribution Periods and Purchase Dates beginning on and after August 1, 2012.

12

APPENDIX B

PROPOSED AMENDMENTS TO THE
ARTICLES OF INCORPORATION AND BYLAWS OF ST. JUDE MEDICAL, INC.
TO DECLASSIFY THE BOARD OF DIRECTORS

          Articles of Incorporation

          Article IX, Section 2 of St. Jude Medical, Inc.’s Articles of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

“Section 2. Commencing with the 2013 Annual Meeting of Shareholders, directors shall be elected annually for terms expiring at the next annual meeting of shareholders, except that any director at the 2013 Annual Meeting of Shareholders whose term expires at the 2014 Annual Meeting of Shareholders or the 2015 Annual Meeting of Shareholders shall continue to hold office until the end of the term for which such director was elected. From and after the 2015 Annual Meeting of Shareholders, all directors will stand for election annually. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.”

          Article IX, Section 8 of St. Jude Medical, Inc.’s Articles of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

“Section 8. Notwithstanding any other provision of these Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as defined in Article XIII hereof), voting together as a single class, shall be required to alter, amend or repeal Section 3 of this Article IX.

1

          Bylaws

          Section 2(b) of Article II of St. Jude Medical, Inc.’s Bylaws, as amended, is hereby amended and restated to read in its entirety as follows:

“(b) Commencing with the 2013 Annual Meeting of Shareholders, directors shall be elected annually for terms expiring at the next annual meeting of shareholders, except that any director at the 2013 Annual Meeting of Shareholders whose term expires at the 2014 Annual Meeting of Shareholders or the 2015 Annual Meeting of Shareholders shall continue to hold office until the end of the term for which such director was elected. From and after the 2015 Annual Meeting of Shareholders, all directors will stand for election annually. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.”

2

ST. JUDE MEDICAL, INC. ATTN: INVESTOR RELATIONS ONE ST. JUDE MEDICAL DRIVE ST. PAUL, MN 55117

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL #	000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

☒	PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	John W. Brown	☐	☐	☐

1b.	Daniel J. Starks	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

2	To approve amendments to the 2007 Employee Stock Purchase Plan.	☐	☐	☐

3	To approve amendments to our Articles of Incorporation and Bylaws to declassify our Board of Directors.	☐	☐	☐

4	Advisory vote to approve compensation of our named executive officers.	☐	☐	☐

5	To ratify the appointment of Ernst &Young LLP as our independent registered public accounting firm for 2012.	☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000124922_1 R1.0.0.11699	0000000000 02

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

ST. JUDE MEDICAL, INC.

Annual Meeting of Shareholders

May 3, 2012 8:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel J. Starks, John C. Heinmiller and Jason A. Zellers or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 3, 2012 at 8:30 a.m. central time, at the Minnesota History Center, 345 Kellogg Boulevard West, St. Paul, Minnesota, 55102 or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted “FOR” each of the Director nominees, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, and in the discretion of the named proxies on all other matters.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000124922_2      R1.0.0.11699

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the			B A R C O D E
Shareholder Meeting to Be Held on May 03, 2012

Meeting Information

ST. JUDE MEDICAL, INC.	Meeting Type: Annual Meeting
For holders as of: March 07, 2012
Date: May 03, 2012 Time: 8:30 AM CDT
	Location:	Minnesota History Center
345 Kellogg Boulevard West
St. Paul, Minnesota 55102 For Meeting Directions: Please call 651-259-3000

You are receiving this communication because you hold shares in the above named company.
ST. JUDE MEDICAL, INC.
ATTN: INVESTOR RELATIONS
ONE ST. JUDE MEDICAL DRIVE

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

ST. PAUL, MN 55117

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4	We encourage you to access and review all of the important information contained in the proxy materials before voting.
Investor Address Line 5
John Sample	See the reverse side of this notice to obtain proxy materials and voting instructions.
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

0000124921_1      R1.0.0.11699

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report 2. Notice & Proxy Statement

How to View Online:
Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*    If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è  XXXX XXXX XXXX  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2012 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX available and follow the instructions.	Internal Use Only

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000124921_2      R1.0.0.11699

Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

1a.	John W. Brown

1b.	Daniel J. Starks

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2	To approve amendments to the 2007 Employee Stock Purchase Plan.

3	To approve amendments to our Articles of Incorporation and Bylaws to declassify our Board of Directors.

4	Advisory vote to approve compensation of our named executive officers.

5	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

à	0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
# of # Sequence #

0000124921_3      R1.0.0.11699

Reserved for Broadridge Internal Control Information

NAME

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

Broadridge Internal Use Only

	Job	#
	Envelope	#
THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Sequence	#
	# of # Sequence	#

0000124921_4      R1.0.0.11699